Exhibit 4.42

CONSTRUCTION
CONTRACT
IDEURBAN-MURANO 2000
CONTRACT COVER PAGE
CONSTRUCTION AT GUARANTEED MAXIMUM PRICE

1) CLIENT:	MULTIVA, SA MULTIPLE BANKING INSTITUTION, ACTING ASTRUSTSOLELY AND EXCLUSIVELY AS TRUSTEE OF ADMINISTRATION TRUST NUMBER CIB/3001
2) CONTRACTOR: RFC: Employer Registration Number:	IDEURBAN TECNOLOGÍAS, SA DE CV ITE1105125U5 L015017110

3) DESCRIPTION OF THE CONSTRUCTION SITE:
The Construction, Adaptation and Reconversion Works of a Mondrian brand hotel, consisting of the conversion of an existing property and the opening of 166 (one hundred sixty-six) hotel rooms for guests, in accordance with the standards, guidelines and technical, architectural and operational specifications that the Hotel Operator may designate or approve at the time, as well as the common and service areas where they are located, including but not limited to, lobby, reception, restaurants, bars, meeting and event rooms, administrative areas, back of house areas, kitchens, staff facilities and other complementary facilities, all including the works, adaptations, remodeling, installations, equipment and finishes necessary for the proper operation of the hotel, in accordance with this Contract and its Annexes

a) Mode: b) Project Type: Location:	Work PriceMaximum Guaranteed Hotel Blvd. Kukulcán km 16.5, lot 56-A-1 and 56-A-2, Hotel Zone, CP 77500, Cancun, Quintana Roo, Mexico.
4) IMPLEMENTATION PERIOD:	These will be counted from the date of payment of the Advance.
a) Start date:
Completion date:
February 1, 2026.
February 1, 2027

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Regardless of the stated term, this CONTRACT shall be in effect from the date of its signature until the full fulfillment of each and every one of the obligations of the PARTIES in accordance with this instrument and its

APPENDICES.

5) TOTAL AMOUNT: a) Currency: b) Method of payment:	USD $15,000,004.16 (FIFTEEN MILLION FOUR AMERICAN DOLLARS 16/100 NATIONAL CIRCULATION CURRENCY IN THE UNITED AMERICAN STATES), INCLUDING VAT. US Dollars Estimates

6) ADVANCE PAYMENT:	N/A

7) GUARANTEES: a) Guarantee Fund:	Bonds through subcontractors. 5%

8) PENALTIES	2% weekly on jobs that are late.

9) CONTRACT SIGNING DATE:	January 1, 2026

MURANO/CLIENTMULTIVA, SA BANKING INSTITUTION MULTIPLE, ACTING AS FICUCIARY SOLELY AND EXCLUSIVELY AS FIDUCIARY OF THE ADMINISTRATION TRUST NUMBER CIB/3001”	IDEURBAN TECNOLOGIAS, SA DE CV/CONTRACTOR
María Norma Lucio Landín Legal Representative	Engineer Charles Azar Serur Position: Legal Representative

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IDEURBAN-MURANO 2000
CONSTRUCTION CONTRACT AT MAXIMUM GUARANTEED PRICE (“CONTRACT”) ENTERED INTO BY AND BETWEEN; (I) IDEURBAN TECNOLOGÍAS, SA DE CV (HEREINAFTER THE “CONTRACTOR”), REPRESENTED IN THIS ACT BY ENG. CHARLES AZAR SERUR; (II) MULTIVA, SA MULTIPLE BANKING INSTITUTION, ACTING AS TRUSTEE SOLELY AND EXCLUSIVELY AS TRUSTEE OF THE ADMINISTRATION TRUST NUMBER CIB/3001 (HEREINAFTER “MURANO/CLIENT”) REPRESENTED BY ITS ATTORNEY-IN-FACT MARIA NORMA LUCIO LANDIN; TOGETHER THE CONTRACTOR AND MURANO, AS THE “PARTIES”, IN ACCORDANCE WITH THE FOLLOWING BACKGROUND, STATEMENTS AND CLAUSES:

BACKGROUND

FIRST. Murano is the owner of the properties in which the Construction, Adaptation and Reconversion Works of a Mondrian brand hotel will be carried out, consisting of the conversion of an existing property and the opening of 166 (one hundred sixty-six) hotel rooms for guests, in accordance with the standards, guidelines and technical, architectural and operational specifications that the Hotel Operator designates or approves at the time, as well as the common and service areas where they are located, in an illustrative but not limited manner, lobby, reception, restaurants, bars, meeting and event rooms, administrative areas, back of house areas, kitchens, facilities for personnel and other complementary facilities, all of this including the works, adaptations, remodeling, installations, equipment and finishes necessary for the correct operation of the hotel, in accordance with this Contract and its Annexes.

SECOND. For the purpose of supervising and monitoring compliance with employer and social security obligations by the Contractors, on February 1, 2020, MURANO entered into a service provision contract with CRH SERVICIOS CORPORATIVOS, SC, which establishes the guidelines for supervising the submission of SIROC notices, registration of construction workers in authorized systems, handling of requirements from the labor authority, supervision of contractors' compliance with IMSS and ISN obligations, issuance of monthly reports, issuance of workforce reports, and advice for the closure of construction projects before the IMSS and ISN.

THIRD. MURANO enters into this Contract in order to: (i) contract the Work to be carried out by the Contractor under the terms of this Contract; and (ii) assume the payment obligations arising from this Contract, which may be made in favor of the Contractor, under the terms agreed herein and in its Annexes.

In light of the foregoing, the Parties declare the following:

STATEMENTS

I.	The Contractor, through its representative, declares that:

1.
Legal Existence. It is a legally constituted and existing variable capital corporation under the laws of Mexico, as evidenced in Public Deed number 43,744 dated May 10, 2011, executed before Lic. José Zamudio Rodríguez, Public Notary No. 45 in the State of Mexico, whose first testimony is registered in the Public Registry of Property and Commerce of Mexico City, under Electronic Mercantile Folio number 403780 dated September 17, 2009.

2.
Federal Taxpayer Registry. It is registered with the Ministry of Finance and Public Credit, with the Federal Taxpayer Registry number ITE1105125U5 and, consequently, declares that it is up to date with its tax obligations.

3.	Address. For all legal purposes related to this Contract, the address is designated as Montes Urales number 105, Colonia Lomas de Chapultepec, CP 11000, Mexico City.

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4.
Employer Registration. That has Employer Registration with the Mexican Social Security Institute number L015017110, which is valid in accordance with article 5, section I of the Regulations of the SMandatory Social Security for Construction Workers by Project or by Fixed Term.

5.
Personality/representation. Your legal representative has sufficient powers to enter into this Contract, which as of the date of this Contract, have not been revoked, limited or modified, as stated in Public Deed number 65,353 (sixty-five thousand three hundred fifty-three) dated October 14, 2014, granted before the notary public Carlos Alejandro Durán Loera, Notary Public number 11 (eleven) practicing in the Federal District.

6.
Purpose. Its corporate purpose allows it to carry out the purpose of the Contract, as well as the construction, development and planning of all types of real estate, having the necessary technical, financial, operational and administrative capacity to contract under the best conditions the works that make up the Project.

7.
Absence of Vices. In the celebration of this Contract there has been no fraud, bad faith, error or vices of consent between them, and it is celebrated based on principles of commercial good faith between the Parties.

8.
Violations. The execution of this Contract does not violate any law or legal order, contract, commitment, agreement or accord entered into, nor does it violate any resolutions, judgments or order, and its execution will not cause any breach.

9.
Bankruptcy Proceedings. The Contractor is not subject to any dissolution or liquidation proceedings under its bylaws or applicable legal provisions, nor is it subject to any bankruptcy proceedings, or is it in any circumstance that could cause the commencement of bankruptcy proceedings; likewise, the execution and performance of this Contract will not cause a general default in the payment of its obligations.

10.
Authorizations.No authorization or consent is required, including any governmental or third-party authorization, for the execution of this Agreement or for the validity, enforceability or performance of its obligations under it.

11.
Construction Work. The work consists of the Construction, Adaptation and Reconversion of a Mondrian brand hotel, consisting of the conversion of an existing property and the opening of 166 (one hundred sixty-six) hotel rooms for guests, in accordance with the standards, guidelines and technical, architectural and operational specifications that the Hotel Operator may designate or approve at the time, as well as the common and service areas where they are located, including but not limited to, lobby, reception, restaurants, bars, meeting and event rooms, administrative areas, back of house areas, kitchens, staff facilities and other complementary facilities, all including the works, adaptations, remodeling, installations, equipment and finishes necessary for the proper operation of the hotel, in accordance with this Contract and its Annexes (hereinafter the “Work”), in the Properties whose areas, measurements and boundaries are identified in the plan attached to this Contract as an Annex.

12.
The work will be carried out as indicated in the architectural plans attached to this Contract. Any expenses incurred in the Architectural Project will be borne by the Contractor, as this is a Guaranteed Maximum Price Construction Contract.

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13.
Site of the Work. The contractor is duly familiar with the site/location of the Work subject to this Contract, as well as the environmental conditions, in order to consider all the factors involved in its execution and accepts the plans of the Work, having considered all the elements, budget, labor and characteristics that come together for the proper execution of the Work.

14.
Risks. The contractor has inspected and fully understands the site where the work will be carried out, and has taken into account for the basic design and execution of the work all the climatological, hydrological, environmental, geological and structural, political and social conditions of said site.place; therefore, under the terms and subject to the provisions of this Contract, it expressly acknowledges and accepts to assume the risks, and therefore these conditions may not be taken as excluding liability in the execution of the Work program.

15.
Own Resources and Applicable Legislation. It has the resources (including, without limitation, material, technical and human resources) required to fulfill its obligations under this Contract and is familiar with the Construction Regulations for the Municipality of Benito Juárez of the State of Quintana Roo and all applicable rules and regulations of the Government of the State of Quintana Roo, as well as other competent local and/or federal government agencies that are applicable to the Property and the activities of the SELLER under this Contract, as well as the federal, local or municipal rules and regulations that govern the execution, cost and social benefit study, quality standards of applicable materials and equipment, current technical service standards, terms of reference, as well as all the documents that make up the Annexes.

16.
Capacity and Solvency. The company possesses the technical capacity, financial solvency, and sufficient and necessary human resources to directly execute the work entrusted to it under this Contract. Therefore, it declares and acknowledges that it will assume the labor obligations of the workers hired for the execution of said work for the Project. Furthermore, the company has technically qualified and trained personnel and possesses the necessary knowledge and experience for the execution of the Project, in accordance with the terms, conditions, deadlines, quotation, specifications, and characteristics established in this Contract. Therefore, the company hereby assumes responsibility to MURANO for the professional competence and good conduct of its personnel, regardless of their employment status, acknowledging that the foregoing, as well as the execution of the Project by the company, is the determining factor in MURANO's decision to enter into this Contract.

17.	Appearance. He appears to enter into this Contract and it is his desire to enter into it under the terms specified therein.

II.	MURANO, through its representative, declares that:

1.	Legal Existence. It is a trust, duly constituted and validly existing under the laws of Mexico, with full capacity to act, in exercise.

2.
Attorney-in-Fact. Your attorney-in-fact has sufficient powers to bind you to the terms of this Contract and such powers have not been revoked or limited as of the date of signature of this Contract, as evidenced in the corresponding Public Deed.

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3.
Real Estate. The real estate: (i) Private Unit 1 (One), is located on lot number 56-A-2, (fifty-six dash A dash two) of superblock A two, Second Tourist Stage, located in the tourist development of Cancun, Quintana Roo, with a total area of 47,727.69 m2(forty-seven thousand seven hundred twenty-seven point sixty-nine square meters) (“Properties”) in which it requires that the necessary work for the construction of the Project be carried out, are part of its assets.

4.
Appearance. Appears for the execution of this Contract in accordance with the Sole Preamble of this Contract in order to: (i) contract the Work to be carried out by the Contractor in accordance with this Contract; (ii) ratify the terms and conditions under which this Contract is executed; and (iii) assume all payment obligations arising from this Contract in favor of the Contractor under the terms agreed herein and in its Annexes.

5.	Resources of Lawful Origin. The resources allocated for the payment of the Work, described in subsection (iii) of the previous section, are of lawful origin.

6.
Permits and Licenses. It has obtained or will obtain, either directly or through third parties, in a timely manner and in compliance with applicable legal provisions, the permits and licenses necessary for the construction and execution of the Work (“Permits and Licenses”).

III.	The Parties, through their attorneys, declare that:

FIRST. It is their will to enter into this Contract, which is not affected by error, fraud, violence or any other defect of consent.

SECOND. The personalities with which they appear to the celebration of this Contract are recognized.

THIRD. They agree to consider these statements as another Clause of this Contract, and therefore they will have the same value and force as those that follow them.

FOURTH. The Contractor's Fees will be covered directly by MURANO; however, the obligation to pay is MURANO, guaranteeing at all times the payment of the Consideration.

FIFTH. They accept and recognize AM Resorts as the operator of the property, as well as the review and approval powers referred to in the Background of this Contract.

In accordance with the foregoing statements, the Parties agree to the following:

CLAUSES

FIRST INTERPRETATION.

1.1.    Definitions. All capitalized terms used in this Agreement shall have the following meanings:

a.
Delivery Certificate. This refers to the document that the Parties must execute to carry out the partial and/or total delivery of the Work, as appropriate, that is, regarding the delivery of the Substantially Completed Work or the delivery of the Totally Completed Work.

b.
Remediation Actions. This means all actions necessary to comply with Environmental Legislation, the Environmental Impact Statement Resolution, permits and licenses (as defined below) to: (a) clean up, remove, remediate, treat, restore, contain, abatement, cover, or otherwise adjust Hazardous Substances (as defined below) to the indoor or outdoor environment; (b) control the Release (as defined below) of Hazardous Substances so that they do not migrate, endanger, or threaten public health or the environment; or (c) conduct remediation studies, investigations, restoration and post-remediation, analysis, and monitoring of, in, or onthe land where the Work is being carried out; and the term “Remediate” (when used as a verb) means to conduct a Remediation Action.

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c.
Scope of Work. This means the scope of work, supply of goods, tools, materials and services, to be executed by the Contractor for the proper execution of the Work, as described in Clause Three of this Contract.

d.	Ennismore. Chain in charge of the operation of the Hotel, whose standards must be met.

e.
Preliminary Project. This means the preliminary and general executive project regarding the Work, which will contain the architectural and structural project of the Project that is attached to this Contract.

f.
Change. This means any modification, reduction, alteration, or addition to the Work, Plans, Specifications, programs, Property, and procedures defined in the Contract Documents, regardless of the origin or reason for such modification, with the understanding that such changes may only be made through a Change Order or when expressly provided for in the Contract Documents.

g.	Business Days and Business Hours. These mean Monday through Saturday from 9:00 a.m. to 6:00 p.m., except for those days designated as holidays in the Federal Labor Law.

h.	Contract Documents. This means this Contract, its Annexes, the Drawings and Specifications and any supplements or modifications made to them.

i.
Contract Duration. This CONTRACT shall be in effect from the date of its signature and in accordance with this instrument and its ANNEXES. However, the execution period shall be [*] Months, as contemplated in the Work Program, which period may be extended in the cases and in accordance with the terms indicated in this Contract and/or by written agreement of the Parties.

j.
Specifications. This means all written or printed descriptions or instructions relating to the quality of work and materials, drawings, diagrams, reports, documents, memoranda, studies, computer programs, formulas, calculations, information, engineering, construction processes, including the Bill of Quantities, which may be modified, augmented, corrected or replaced by written agreement of the Parties.

k.
Standards. This refers to the national technical guidelines, standards, and regulations for construction that constitute good practices in construction, architecture, and engineering, including the specific guidelines of the brands to be used at the time.

l.	Estimate or Estimate of Work Performed. Payment for each estimate will be subject to a proportional advance equivalent to a minimum of 5% (five percent) of the Total Contract Price.

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m.
Force Majeure. This means (i) rebellion, revolution, insurrection, uprising, usurpation of civil or military government, conspiracy, riot, civil unrest, terrorist acts, war, hostilities, or warlike operations (whether or not a state of war has been declared) existing in the area of the Work Site, provided that such acts are not incursions or demonstrations against the Work itself; (ii) enemy invasion, acts of foreign enemies, and civil war in the area of the Work Site; (iii) nationalization or expropriation of property by a government or a Governmental Authority; (iv) a general strike of any industry related to work necessary to complete the Work (provided that such strike is not declared illegal); (v) unjustified closure of the Work; (vi) a prohibition of imports into Mexico with respect toof supplies necessary for the execution of the Work; (vii) interruption of the supply of electrical energy for more than 3 (three) continuous Working Days at the Work Site due to causes not attributable to the Parties; (viii) medical contamination or decree of epidemic/pandemic by competent authorities that prevent, by provision of said decree, the access of the majority of the workers or contractors to the Work Site; (ix) earthquake (magnitude 7 on the Richter scale), avalanche, volcanic activity, tsunami, typhoon or cyclones, hurricane (category 3); (x) destruction of all or part of the Work due to supersonic waves and nuclear waves or other natural or physical disasters such as fire and flood, provided that they have not been caused by factors attributable to the Parties; (xi) the existence on the Work Site of archaeological objects or other minerals (excluding contaminants) or objects whose ownership, use or care is regulated under Legal Requirements and whose existence must be reported to a competent Government Authority, provided that their existence has not been made known before the start date of the Work and that the Contractor could not have foreseen by applying the Standards; and (xii) the discovery on the Property of physical conditions (other than climatic conditions) or artificial obstructions that prevent the performance of the Work and that, according to the Standards, the Contractor could not have foreseen before the start date of the Work. Start of the work, average rainfall above the usual average for the area where the work will be carried out.

n.	Project Manager. This means the person designated by the Contractor to handle any requirement of MURANO related to the execution of the Work, as specified in Clause 3.7 of this Contract.

o.	Milestone. It signifies a certain important portion of the Work that must be completed by a specific date as indicated in the Work Schedule.

p.	Interest. This means an annual interest rate of 6% (six percent) calculated on the basis of 360 (three hundred sixty) days.

q.
List of Outstanding Items. This refers to the list of elements of the Work that are deficient, incomplete, or missing, in accordance with the Contract Documents and their Annexes, prepared by the Contractor, reviewed and approved by MURANO.

r.
Site of the Work. This means the Real Estate, in general, as it relates to the works of common use areas of the entire Project and the place to store and deliver Materials and Property; in general the place intended for the construction of the Works.

s.	Materials. This means the equipment, machinery, devices, goods, supplies, articles and provisions of all kinds that are supplied or used for the execution of the Work.

t.
Construction site. This means all work sufficient and necessary for the Construction, Adaptation, and Conversion of a Mondrian brand hotel, consisting of the conversion of an existing building and the opening of 166 (one hundred sixty-six) hotel rooms for guests, in accordance with the standards, guidelines, and technical, architectural, and operational specifications that the Hotel Operator may designate or approve, as well as the common and service areas where they are located, including, but not limited to, the lobby, reception, restaurants, bars, meeting and event rooms, administrative areas, back-of-house areas, kitchens, staff facilities, and other complementary facilities, all of which includes the works, adaptations, remodeling, installations, equipment, and finishes necessary for the proper operation of the hotel, in accordance with this Contract and its Annexes, to be executed by the Contractor in accordance with the Contract Documents, in terms of the Work Program, for the purpose of carrying out the construction, as well as the works and remodeling indicated in the scope of the Work.

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u.
Substantially Completed Work or Substantial Completion. This means that (i) the Work has a minimum of remaining work, which is included in a Backlog; and (ii) the Work is ready for the testing referred to in Clause 12.1.

v.
Completed Work or Total Completion. This means the achievement of: (i) the Work is fully completed in accordance with the Contract Documents and their Annexes, (ii) the Contractor has carried out the work contained in the List of Outstanding Items of the Substantially Completed Work Delivery Certificate; (iii) the Contractor has carried out the testing referred to in Clause 12.1; (iv) MURANO has received the test booklets from the Contractor and approved them; and (v) the Parties have signed the Completed Work Delivery Certificate.

w.
Change Order. This means a written order issued by MURANO and approved by the Contractor to make additions, deletions, and/or modifications to the Work, Drawings, Specifications, schedules, and/or procedures contained in the Contract Documents that modify the originally contracted scope of the Work, or issued by the Contractor and approved by MURANO in writing. For the purposes of this Contract, Change Orders duly authorized by the Parties shall be considered part of the Annexes and form an integral part of this Contract.

x.
Plans. This means the plans that, as part of the Executive Project, will be developed with respect to the Work, including any addition, modification or replacement; and all those additional plans that are made and delivered, reviewed and approved by the Contractor or delivered by the Contractor and reviewed and approved by MURANO in writing.

y.	Contract Price. This means the amount stipulated in Clause Four of this Contract plus the corresponding Value Added Tax.

z.	Unit Prices. This refers to the list of individual prices for each element of the work.

aa.
Budget. This means the budget for the Work divided for each major stage of the Work and will include a list of Unit Prices, the analysis of direct and indirect costs, and will contain a specific section that includes the concept of labor broken down, as it may be modified from time to time by the Parties.

bb.
Work Program. This means the work execution program, which describes the activities and milestones to be carried out on a bi-weekly or scheduled basis and according to which the Estimates of Work Performed will be made, as modified from time to time by the Parties.

cc.	Executive Project. This refers to all the plans and specifications necessary to carry out the work.

dd.
Legal Requirements. This means all applicable local or international laws, decrees, taxes, codes, rules, regulations, and ordinances, including but not limited to the Construction Regulations for the Municipality of Benito Juárez of the State of Quintana Roo and all other laws, regulations, and legal or administrative provisions of any kind applicable to the construction and development of the Property and the Work, in accordance with any repeal, amendment, or modification that may be made.

ee.
Uninsurable Risk. This means a risk for which insurance (i) is not available in the Mexican insurance market for the corresponding risk; (ii) is available in a limited way in the Mexican insurance market, it being understood that only the portion of the risk that exceeds the available insurance limit will be Uninsurable Risk; or (iii) to cover said risk is not contracted in the generally accepted practice of the real estate sector dedicated to the development of projects similar to the Work.

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ff.
Hazardous Substance. Means (i) any hazardous waste, pollutant, hazardous substance, hazardous material, toxic substance, petroleum or petroleum-derived substances or wastes, radioactive substances or wastes, whether solid, liquid or gaseous, or any component of any of the aforementioned substances or wastes, or any other substance or matter regulated under or defined by Environmental Legislation that are (a) designated as “hazardous materials” or “hazardous waste” or both, pursuant to the General Law of Ecological Balance and Environmental Protection; (b) listed or characterized as “hazardous” under Mexican Official Standards NOM-052-SEMARNAT-2005 and NOM-053-SEMARNAT-1993; (c) designated as “hazardous waste” under the General Law for the Prevention and Comprehensive Management of Waste; (ii) Release means the release, spillage, emission, seepage, pumping, injection, deposit, disposal, discharge, dispersion, or migration into the internal or external environment, of any contaminant or Hazardous Substance through or into the air, soil, surface water, groundwater, or immovable property and that violates Environmental Legislation; (iii) Environmental Legislation means all federal, state, local and other laws, regulations, decrees, guidelines, Mexican official standards, and permits, judgments, awards, licenses, authorizations or concessions, issued or used by any Governmental Authorities, in each case in relation to public health, safety and hygiene, pollution or protection of the environment or natural resources in general, as well as the pollution (or prevention of pollution) of air, water, soil and subsoil (including all those related to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, processing, discharge, release, control, remediation or cleanup of any Hazardous Substance) in force during the Duration of the Contract. The term Environmental Legislation includes, without limitation, the Federal Law on Environmental Responsibility, the General Law on Ecological Balance and Environmental Protection, the National Waters Law, the General Law for the Prevention and Comprehensive Management of Waste, the environmental and toxic waste management laws and regulations for the State of Quintana Roo, including, without limitation, the Law on Ecological Balance and Environmental Protection of the State of Quintana Roo, the Official Mexican Standards NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-138-SEMARNAT/SS-2003 and PROY-

NOM-147-SEMARNAT/SSA1-2004, the General Health Law, the Federal Regulation on Safety, Hygiene and Environment at Work and the Official Mexican Standard NOM-010-STPS-199, as well as the modifications and reforms to them; and (iv) Governmental Authority means any authority of Mexico, whether federal, state or municipal, court or judicial authority, administrative authority, commission, governing body, semi-governmental authority, deconcentrated or decentralized body, any public official, or any division, or political subdivision, department or branch of any of the aforementioned bodies.

1.2.	Annexes. The Annexes attached to this Contract include, but are not limited to, the following:

o	BUDGET

o	WORK PROGRAM

o	EXECUTIVE PROJECT

o	BRAND STANDARDS

o	ARCHITECTURAL PLANS

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All Annexes attached to this Contract shall be considered an integral part thereof; any discrepancy between the Contract and the Annexes shall be governed by the provisions of this Contract.

SECOND. MASTER CONTRACT FOR THE WORK.

2.1. The Contractor. (a) The Parties acknowledge that MURANO is authorized to engage the Contractor to partially perform services and work related to any stage of the Project. Therefore, MURANO engages the Contractor under the terms of this Agreement.

(b) The Parties acknowledge and agree that, under the Master Contract and the Services Contract, MURANO is authorized to make direct payments to the Contractors authorized by the Parties for the execution of the Project Works. Therefore, the Parties agree that all payment obligations arising under this Contract shall be the responsibility of MURANO, and MURANO is obligated to issue the corresponding tax receipts, in accordance with applicable law and this Contract. Accordingly, the Parties acknowledge that MURANO shall be directly liable to the Contractor for all payment obligations arising under this Contract and its Annexes.

2.3. Properties and Project. The Contractor acknowledges that at the time of the execution of the Work, the Project is being carried out on the Properties by MURANO or any other third party, and therefore agrees not to interrupt the development of the Project or cause any damage to it or to the Properties. The Contractor shall be liable and shall indemnify and hold harmless MURANO from any damage, as well as from any claim, demand, action, or proceeding of any nature of any nature by the Contractor existing at the Work, caused by the Contractor, its workers, subcontractors, as applicable, or any person under the Contractor's supervision, to the Project and the Properties, including any constructions located thereon.

THIRD. THE SCOPE OF THE WORK.
General Services. The Contractor shall perform, or cause to be performed and supervise, in accordance with the terms and conditions of this Contract, all construction and/or installation work, supplies, and related services necessary for the development of the Work consisting of the Construction, Adaptation, and Conversion of a Mondrian brand hotel, consisting of the conversion of an existing property and the opening of 166 (one hundred sixty-six) hotel rooms for guests, in accordance with the standards, guidelines, and technical, architectural, and operational specifications that the Hotel Operator may designate or approve, as well as the common and service areas where they are located, including, but not limited to, the lobby, reception, restaurants, bars, meeting and event rooms, administrative areas, back-of-house areas, kitchens, staff facilities, and other complementary facilities, all of which includes the works, adaptations, remodeling, installations, equipment, and finishes necessary for the proper operation of the hotel, in accordance with this Contract and its terms and conditions. Annexes, as well as the Plans, Specifications, Contract Price, construction procedures, best construction practices, Unit Prices, and documents described in this Contract and its corresponding Annexes, as necessary to ensure the correct and complete execution of the Work, and in accordance with the Work Schedule. Any Change to the Work may only be made through a Change Order issued by MURANO and approved by the Contractor or issued by the Contractor in accordance with Clause Ten of this Contract.

3.1.   Contractor's Obligations. (a) The Contractor undertakes and agrees to enter into this Contract, by virtue of the Contractor's obligation to perform the Work, comply with the Legal and Environmental Requirements, in strict compliance with the terms and conditions of the Contract Documents, and the Contractor agrees that no part of the Work shall be removed, altered, changed or modified, except in the manner and in the cases provided for in the Contract Documents.

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(b)    The Contractor agrees and undertakes that all materials, equipment, goods, and manufactured products to be used in the execution of the Work shall be new and of the types and standards indicated in the Drawings and Specifications, previously authorized and signed by the Parties, in accordance with the Contract and any Drawings and Specifications prepared and delivered after the date of execution of this Contract, as provided herein. The Contractor shall provide supporting documentation to demonstrate that the materials and goods meet the foregoing requirements, as well as to demonstrate the proper investment of the amounts received as Advance Payment. Furthermore, the Contractor shall provide MURANO, as instructed by MURANO, with copies of the Contractor's invoices covering the materials, goods, and equipment described above, which must comply with the requirements of applicable tax laws. It is understood that the provisions of this section do not include materials, equipment, tools, and manufactured products used by the Contractor(s) in the execution of the Work but not integrated into it, which must be in good working order in accordance with applicable standards and regulations. Likewise, the Contractor is obligated to conduct all laboratory and material strength tests stipulated in the Contract in accordance with Legal Requirements and standard practices in the construction industry, as specified for the Work entrusted by this Contract and its Annexes, for the proper execution of the Work and for the strength tests that will be determined by the laboratory responsible for conducting said tests. Should the results of said tests be unfavorable, according to the standards for each test, the Contractor is obligated to replace said materials or correct the deficiencies identified by the test results, at its own risk and expense.

(c)     The Contractor undertakes to use all of its knowledge and exercise due care, experience, and appropriate quality standards in the selection of Materials for their proper installation, provided that such Materials have been or will be selected by the Contractor.The contractor, its employees, agents, or its suppliers in compliance with the requirements and qualities indicated in the Plans and Specifications, applicable laws and regulations and, where applicable, in accordance with MURANO's written instructions.

(d)     The Contractor undertakes to the other Parties that the Work, upon completion, will comply with the requirements set forth in the Contract Documents and, in the event of malpractice, the Contractor accepts that MURANO may make the corresponding deductions.

(e)     The Contractor agrees to comply with all legal requirements, including those arising from environmental legislation, the Environmental Impact Assessment, and the Equator Principles, and shall be responsible for fulfilling its obligations under this Contract and its Annexes, as well as attending any training provided by MURANO. In the event of force majeure, the Parties shall be bound by the provisions of Clause Twenty of this Contract. Furthermore, the Contractor agrees to obtain, at its own expense and responsibility, all permits and licenses necessary for the execution of the Work.

(f)      All work performed by the Contractor shall be carried out in strict accordance with the Construction Regulations for the Municipality of Benito Juárez, State of Quintana Roo, and all applicable rules and regulations of the Government of the State of Quintana Roo and other competent government agencies. In the event of any discrepancy between such provisions, the strictest or most restrictive provisions shall apply.

(g)      The Contractor hereby acknowledges that any direct and verifiable breach of its obligations under this Contract and its Annexes may cause the other Parties to breach and be liable for damages and/or other items under other contracts (including the Services Contract and any operation or construction contract for the Hotel) entered into by MURANO with other contractors, Contractors or third parties, in connection with the delivery of the Work, and that such breach may cause the other Parties additional damages, costs or expenses in connection with the Work. Therefore, the Contractor agrees to indemnify and hold harmless the other Parties from any damage or loss caused under this clause, and the Contractor shall be responsible for any payment or payments made to MURANO as a result of the breach caused by the Contractor.

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(h)      The Contractor undertakes to complete and deliver the Work Fully Completed in accordance with the Work Schedule.

(i)      At the start of the Work, the Contractor shall open the work logbook, which shall include the signatures of MURANO representatives. MURANO may issue instructions to the Contractor and/or the Contractor's representatives, who, in turn, may submit requests to MURANO (hereinafter, the “Work Logbook”). The Work Logbook must fully and accurately record each and every activity performed during the workday, from its commencement to its completion and closure. It shall also include a record of any anomalies, irregularities, notable events, or omissions that may be relevant and require attention. Therefore, at the start of the Work Logbook, the Contractor must designate a person who will be directly responsible for its control, management, and exclusive operation. Preferably designating the Director Responsible for the Work and/or any subordinate with full capacity and full knowledge in the subject of architecture and engineering at a minimum, so that they are responsible for the control, monitoring, operation and clarifications, if necessary, of the content of the text of the Work Logbook.

MURANO will be the custodian of the Construction Logbook, which will be kept at the Construction Site and a copy will be provided to the Contractor upon request. The Contractor is obligated to have the Construction Logbook signed by a designated person, and if the designated person is no longer at the Construction Site, it must be signed by their representative or legal agent. The Contractor agrees that any entry in the Construction Logbook that is not signed within five (5) business days from the date of the activity and/or entry made on the corresponding day will be considered accepted by the Contractor.

The Parties agree that the Construction Logbook will be the primary means of communication between them. Therefore, all actions taken on the Construction Site and all progress made, regardless of whether they are carried out by the Contractor's personnel or by multiple Contractors, must be signed at the end of each entry or day by the person previously authorized to do so. Subsequent instructions from MURANO or requests for clarification from the Contractor must also be recorded in the Construction Logbook.

(j)      The Contractor is obligated to observe and comply with all Safety and Hygiene Measures, and is also obligated to ensure that all of its personnel who enter the Work Site and while remaining there, will inexcusably use all personal protective equipment required according to the nature of the work to be carried out and in strict adherence to the applicable regulatory provisions of the Official Mexican Standards, including but not limited to the basic equipment consisting of a vest with reflective strips, helmet, face mask and safety footwear.

Likewise, the Contractor is obligated to comply with and attend any training provided by MURANO, as well as the training required by the Ministry of Labor and Social Welfare. Failure to do so will entitle MURANO to impose a penalty on the Contractor in addition to any sanctions and fines that the authorities may impose on MURANO.

In the event of non-compliance with the requirements established in the obligations of this clause, the Contractor will be fined between $10,000.00 (Ten thousand pesos 00/100 MN) and $50,000.00 (Fifty thousand pesos 00/100 MN) per event or per day of non-compliance. These amounts will be calculated through deductions from the submitted estimate, without prejudice to penalties for delay or the execution of guarantees if warranted.

The Contractor shall comply with and observe all applicable Civil Protection regulations before, during, and upon completion of the Work. To this end, the Contractor shall hire, at its own expense, the appropriate qualified personnel to ensure compliance with the relevant regulations and legal provisions. Furthermore, the Contractor's personnel shall be under the supervision of one Level III Safety Officer for every 30 workers, who will be hired by the Contractor to oversee safety and hygiene at the Work Site.

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The Contractor shall require its workers to comply with the use of the protective and safety equipment indicated in the regulations, laws and provisions both federal, state and municipal in matters of civil protection and safety, the Contractor therefore undertakes to comply with any other obligation that, according to the legislation in matters of safety, training, instruction and civil protection in work, corresponds in its capacity as sole employer and as Contractor.

The Contractor, at its sole expense, agrees to indemnify and hold harmless MURANO, including its affiliates and/or subsidiaries, directors, officers, legal representatives, employees, agents, and/or shareholders, and any third party, from any civil, administrative, or criminal lawsuit, claim, or controversy that may be brought against it and that arises from a breach of this clause. The Contractor's liability shall be limited to the price of this Contract, unless it is due to bad faith, fraud, or gross negligence.

It is expressly agreed by the Parties that the Contractor shall hire for its personnel, containers for the deposit of hazardous waste, as well as portable toilets, that meet the needs of the Work and the Work Site, being responsible for their cost, cleaning and any liability that may arise from the improper use of them or from the lack of compliance with the regulations that govern said toilets.

(k)     The Contractor assumes the entire risk of the Materials and the Work, including but not limited to the loss and/or damage of equipment, until the execution of the Certificate of Delivery of the Fully Completed Work, and therefore undertakes to cover at its own cost any loss or damage to the Work, equipment or Materials until that date.

3.2.    MURANO's Obligations. (a) MURANO undertakes to make all payments in accordance with this Contract and its Annexes, and appears to enter into this Contract in order to assume all payment obligations arising from this Contract in favor of the Contractor under the terms agreed herein.

(b) MURANO hereby acknowledges that any failure to comply with its payment obligation under this Contract may cause the Contractor to be in breach and liable for damages.

3.3.    Contract Documents. The Contract Documents are: (i) this Contract, each and every one of its Annexes and any supplement or modification made to them and/or to the Contract entered into by mutual agreement between MURANO and the Contractor, as applicable; (ii) the Services Contract and its Annexes; and (iii) the Specifications, scope, and Drawings of this Contract entered into by mutual agreement between MURANO and the Contractor, as applicable, and any modification or supplement thereof authorized in writing by MURANO during the execution of the Work. The Contract Documents are complementary; therefore, any element of the Work mentioned in the Specifications and not shown in the Drawings, or shown in the Drawings and not mentioned in the Specifications, shall be provided as if it had been mentioned and ordered in both.

3.4.    Detailed Design; Plans and Specifications. (a) As of the date of signature of this Contract, the Preliminary Design has been developed and is attached, which will be the basis for the preparation of the Detailed Design. The Detailed Design must be delivered by the Contractor within 60 (sixty) days following the signature of the Contract and, once authorized by both Parties, will replace the Preliminary Design; however, in case of delay, MURANO is authorized to grant any extension necessary for the development of the Works and the delivery of the Detailed Design.

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(b)     The Contractor will treat the Preliminary Design Drawings and Specifications as "scope" documents, which indicate the overall scope of the Work in terms of the architectural design concept, general dimensions, and the type and characteristics of structural, mechanical, electrical, service, and other systems. The Contractor acknowledges that, as scope documents, the Preliminary Design Drawings and Specifications do not necessarily indicate or describe all the elements required for the complete and proper completion of the Work. Once the Final Design has been defined and authorized in writing by both Parties, the Final Design Drawings and Specifications will constitute the definitive scope. Therefore, with respect to these Final Design Drawings and Specifications, the Contractor is obligated to provide, for the Contract Price, all work, corrections to completed work, materials, labor, or any other additional items required for the execution of the Final Design without limitation, including those items that, due to error or omission, were not specifically established in the Budget but are necessary for the work processes to achieve the scope required in the Final Design. In general, the Contractor shall assume at its own expense and cost the performance of all work required for the complete completion in optimal working condition of the contracted scope, whether or not included in the Contract documents, and always in accordance with Legal Requirements and local and international standards and in accordance with good engineering and construction practices, whether or not they increase the Contract Price.

The Parties, by mutual agreement and in writing, may, from time to time, modify the Contract Plans and Specifications after the initial delivery thereof, detailing in a more specific way certain requirements of the Work for the performance thereof by the Contractor, without modifying the general scopes contracted or the Contract Price, unless otherwise agreed.

Any modification to the Executive Project, previously authorized by MURANO, that alters the scope of the originally contracted work will be considered a Change Order. Before the Contractor can execute a Change Order, they must obtain a prior authorization from MURANO clearly indicating the description, scope, approved cost, and time required for its completion. The Contractor will have a maximum of seven (7) calendar days to submit a budget supporting the scope and prices of the requested Change Order for MURANO's approval, with the understanding that the cost of Change Orders will be considered additional to the agreed-upon Contract Price.

(c)      The Specifications describe work that cannot be indicated on the Drawings, such as types, qualities, and installation methods for Materials and Equipment. It is not the intention of the Parties to describe every element of the Work in the Specifications that can be indicated on the Drawings, nor to indicate on the Drawings every element of the Work that can be specified in the Specifications. The Contractor shall provide and perform all elements of the Work that can reasonably be inferred from the Specifications and Drawings necessary to produce a finished Work and complete the Work in accordance with the Contract Documents and their Annexes; it being understood that the Contractor shall not infer major elements of the Work and that in case of doubt, the Contractor shall consult with MURANO, who may at any time give instructions or provide clarifications to the Contractor; such clarifications or instructions shall be provided within a period of no more than five (5) calendar days from the date on which the Contractor makes the inquiry.

3.5.   Quality of Services. The Work shall be carried out in accordance with the Plans, Specifications, and other characteristics set forth in the Contract Documents and their Annexes. Any aspects not expressly provided for in the Contract Documents shall be in accordance with the Standards or as agreed upon by the Parties. The Contractor shall supply, at its sole expense, all materials, labor, parts, resources, and equipment necessary for the incorporation, execution, and installation of all elements of the Work specified, described, or that may be inferred as necessary or convenient in accordance with the Contract Documents and their Annexes, in order to complete the Work. Therefore, the Contractor shall not be entitled to any payment or reimbursement of any consideration or expense under this Contract other than the Contract Price as stipulated herein.

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The Parties agree that the increase in the Materials necessary for the development of the Work will not entitle the Contractor to request an adjustment or increase to the Contract Price.

MURANO will approve the quality conditions, which must be delivered as a Quality Dossier in a folder upon completion of the Work, along with the other documents described in this Contract.

3.6.    Contractor Supervision. For the execution, monitoring, and supervision of the Work, the Contractor shall maintain a Project Manager and qualified, capable, and experienced superintendents on-site at all times, along with a sufficient number of resident engineers as agreed upon by the Parties. These resident engineers shall prepare and submit weekly and monthly reports to the Contractor reflecting the progress of the Work and a list of the individuals and companies responsible for the Work. The Contractor shall, in turn, provide these reports to Murano upon request. Any instructions given by Murano to the Contractor shall be subject to the Contractor's authority to carry out these procedures.

Communications to the Project Manager will be considered as directed to the Contractor and must be submitted in writing. The Contractor will not relieve the Project Manager of their duties without Murano's prior written consent; however, Murano may only withhold its consent for justifiable and evident reasons.

(a)	Likewise, the Contractor:

1.
He will manage, coordinate and act as superintendent of the fabrication, supply, construction, installation and total completion of the Work in accordance with the Contract Documents and good engineering and construction practices.

2.	It will arrange for the supply of all materials, goods, and equipment so that they are available at the work site when required for the execution of the work.

3.	It will ensure that an adequate team of trained workers is available to execute and complete the Work, in accordance with the provisions of the Contract Documents.

4.	He will enforce discipline and order among his employees and contractors and will not employ for the work any person lacking the ability, qualifications and/or experience for the assigned job.

5.	It will ensure compliance by all its personnel with all safety regulations that come into force from time to time with respect to the Work Site, as well as compliance with Legal Requirements.

6.
The contractor shall keep the work site and adjacent areas free at all times from the accumulation of waste material, garbage, or hazardous substances generated by its employees or their work. Furthermore, the contractor shall leave the work site clean and acceptable in accordance with environmental legislation.

7.	He will make the corresponding entries in the Construction Logbook, and he is also obliged to sign and follow up on any entry, observation, or requirement made by MURANO.

8.
The Contractor shall not use materials that are prohibited or hazardous to human health according to legal requirements or standards, such as asbestos, lead-based paints, or others. Likewise, the Contractor shall refrain from storing and/or introducing hazardous substances at the work site without prior authorization from Murano, always in compliance with environmental, labor, and health and safety legislation.

9.	The Project Manager will be appointed in accordance with the Legal Requirements.

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10.	It will prepare all the necessary tests to verify compliance with the Work and Executive Project, and to achieve the complete conclusion of the Work.

3.7.    Binding Nature of the Contract Documents. The Parties have reviewed all the terms and conditions contained in the Contract Documents and are aware of them and agree to be bound in accordance with all the terms, obligations and conditions contained in said documents.

3.8.    Construction Supervision. Murano will act as Supervisor to carry out the following activities:

(a)	Approval of Change Orders. Compliance with and supervision of the activities indicated in Clauses Eleven and Twelve of this Contract.

(b)	To receive any type of notice or notification from the Contractor.

(c)	Those contemplated in the Services Contract and reflected in the Clauses of this Contract.

(d)	Approval of the test booklet.

(e)	Compliance and supervision of the execution of the Work according to the Work Program.

(f)	Compliance with and supervision of the Contractor's obligations under this Contract and its Annexes.

(g)	Supervision of the Construction Logbook in terms of its completion, signing and compliance with its content.

FOURTH. CONTRACT PRICE.

4.1.	Contract Price.
(i) As consideration for the Contractor's complete performance of the Work as stipulated in the Contract Documents, MURANO, either on its own behalf or on behalf of third parties, shall pay the Contractor the Contract Price in US dollars. The Contract Price shall be the maximum amount of USD $15,000,004.16 (FIFTEEN MILLION FOUR US DOLLARS 00/100, CURRENCY OF NATIONAL CIRCULATION IN THE UNITED STATES OF AMERICA), VAT INCLUDED.as applicable, subject to modification solely and exclusively through a Change Order in accordance with the terms contained in this Contract. The Contract Price includes both direct and indirect costs and budgeted overheads that the Contractor may incur in performing the Work.

(ii) The Contractor shall be responsible for 100% (one hundred percent) of any development cost overrun, the development cost overrun being understood as the amount of the actual development cost to carry out the completion of the Work (that is, the total completion of the Work, including costs for engineering, architecture, transportation, storage of Material, downtime, installation, testing expenses, interest expenses, endorsements, legal expenses and marketing and administration expenses, but excluding operating deficit, or any other cost incurred after the aforementioned completion) and that exceeds the total amount of the Contract Price; it being understood that for the calculation and determination of the aforementioned overrun, the cost of any Changes approved in writing by the Parties pursuant to a Change Order with prior approval from MURANO, or having agreed to a modification in the Contract Price, shall not be taken into consideration in any case, except as provided in Clause 3.6 of this Contract. Any expenses incurred as a result of changes to the plans, including but not limited to architectural plans, structural plans, and shop drawings, generated by the Contractor, shall be borne by the Contractor, as this is a construction contract, unless authorized in writing by MURANO through a Contract Amendment with an express price specified. The Parties agree that any cost overruns for materials, storage, and downtime of machinery, equipment, and/or personnel shall be the responsibility of the Contractor, and it is expressly agreed that MURANO will not pay any amount for these items. Therefore, the Contractor may not request any amount from MURANO beyond the amount established as the Contract Price, and thus shall not be obligated to pay any additional amounts under any circumstances. The Price shall be paid by MURANO to the Contractor as follows:

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4.2.	Payment Method. Price Retention.

4.2.1.  Payment Method. MURANO, either on its own behalf or on behalf of third parties belonging to the same economic interest group, will pay the Contract Price as follows:

(to)100% of the Contract Price will be paid in installments of at least 5% (five percent) in progress payments, financed by the Contractor and payable 18 months after the first two progress payments are submitted, once: (i) they are approved by MURANO in accordance with this Contract and the Work Schedule; and (ii) they are accompanied by the progress reports recorded in the Work Log, mentioned in this Contract, which will include the daily activities of the Work to be performed. From each progress payment, MURANO will deduct the proportional amount of the Guarantee Fund described in this clause. The submission of progress payments that include work not yet performed or the scheduling of work in progress is prohibited and therefore will not be subject to payment.

4.2.2. Price Retention. For each of the payments indicated in Clause 4.2.1 above, MURANO will retain the equivalent of 5% (five percent) of the amount payable to which the Contractor will be entitled, which will be delivered on the date of delivery of the Fully Completed Work by signing the Certificate of Delivery of Fully Completed Work, technical closure and also delivers the folder with the documents indicated below, provided that the Contractor is up to date with its obligations established in this Contract:

1.	Notice of registration with the SAT and IMSS.
2.	Proof of Registration in the REPSE.
3.	Copy of this Contract and subsequent Addenda.
4.	Notice of Registration of Work (SIROC).
5.	Collective Bargaining Agreement signed before the Conciliation and Arbitration Board and the corresponding workers' union.
6.	Bank receipt for payments of Social Security, RCV and INFONAVIT contributions for the periods of execution of the Work.
7.	Summary of the settlement of the Single Self-Determination System for the periods of execution of the Work.
8.	Fee determination forms of the Single Self-Determination System for the periods of execution of the Work.
9.	Acknowledgement of receipt of the list of workers involved in the construction and the monthly list of workers that served to fulfill this obligation, for the periods of execution of the Work.
10.	Copy of financial report, on a bimonthly basis.
11.	Construction information report issued by the Mexican Social Security Institute once the Acknowledgement of Construction Registration has been submitted.
12.	Acknowledgement of Receipt of Notice of Work Incident due to completion.
13.	Proof of payment of the Payroll Tax to the state of Quintana Roo for the period of the Work, in accordance with Clause Sixteen.
14.	Copy of the referenced payment of salary withholdings to the SAT, on a monthly basis.
15.
At the end of the execution of the works, the certificate of NO DEBT for the regularization of the Contract or Contracts before the Fiscalization office of the State Government and municipality where the Work is located.

16.	Letter of delivery and acceptance, final settlement for the execution of work signed by MURANO, which must include the total amount executed before VAT, start and end dates.

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17.	Notice of work completion incident. (SIROC closure).
18.	Any of the following documents:

a.
Official letter of conclusion of the employer correction CORP 01 and, upon completion of the correction, CORP 02 issued by the Mexican Social Security Institute (IMSS) confirming that the Contractor fulfilled all obligations arising from the execution of the Work. Also, the IMSS Resolution of the Employer Correction with folio number, original signature, and official seals.

b.
Official letter issued by the Mexican Social Security Institute by which, in terms of article 12-A of the regulations of the mandatory Social Security for Construction workers by Work or Determined Time, it establishes that the Contractor enjoys the presumption of due compliance by virtue of not having reviewed it within the period of 90 working days provided for in the aforementioned article.

c.
Notice of ruling submitted to the aforementioned Institute, together with a letter signed under oath by the legal representative of the Contractor stating that the period provided for in the last paragraph of article 156 of the Regulations of the Social Security Law on Affiliation, Classification of Companies, Collection and Auditing has elapsed without the notice having been rejected.

In the event that the Contractor has subcontracted part or parts of the contracted Work, in addition to the documents mentioned above, the Contractor must submit, in addition to the Acknowledgement of Subcontracted Work and the documents referred to in points 1 through 17, any of the documents from sections a and b0, cited above, corresponding to its Subcontractors. The Contractor will have a maximum period of 90 (ninety) calendar days after the date of signing the Certificate of Delivery of Fully Completed Work to deliver the folder with the complete information from the points mentioned above. After this period, the Contractor may be subject to daily penalties of $10,000.00 pesos, unless there are justified causes beyond the Contractor's control that prevent such delivery, which must be stated in writing to MURANO. This is without prejudice to the Contractor's right to demand payment from the Guarantee Fund by MURANO.

The Contractor shall deliver to MURANO the documents of points 1 and 2, within 8 (eight) business days after the date of signing this instrument, otherwise this Contract may be terminated by MURANO.

Pursuant to the Background section of this Contract, MURANO designates CRH SERVICIOS CORPORATIVOS SC, or any third party in case of substitution, to supervise labor obligations. Therefore, the Contractor shall be obligated to provide the labor-related documentation and information requested by CRH SERVICIOS CORPORATIVOS SC and to adhere to the strategy, as indicated in the bidding documents, for the correct and timely fulfillment of obligations to the Mexican Social Security Institute (IMSS), the National Housing Fund Institute (INFONAVIT), and the government of the State of Quintana Roo regarding Payroll Tax, according to the amount of this Contract. It is hereby stated that any omission or non-compliance with the obligation referred to in this paragraph shall be grounds for a penalty and, in the case of repeated offenses, termination of the Contract.

4.2.3. Acknowledgment. The Contractor acknowledges that payments under this Contract will be made through MURANO, with MURANO being solely responsible for the payment obligation in this regard.

FIFTH. GUARANTEES.

5.1.   Guarantees. The Contractor, through its Subcontractors, undertakes to establish and maintain the guarantees required for the performance of this Contract in the case of work executed directly, and to ensure that its subcontractors do the same for Murano 2000. The Contractor shall deliver the following guarantees within a maximum period of 10 (ten) Business Days following the date of execution of this Contract, to the satisfaction of the Client:

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SIXTH. START AND END OF THE WORK.

This Contract shall be in force from the date of its signature until the full fulfillment of each and every one of the obligations of the Parties in accordance with this instrument and its Annexes.

The Contractor shall commence the Work on [*] and complete it on [*], in accordance with the Work Schedule, subject only to extensions mutually agreed upon by the Parties pursuant to Clause Seven of this Contract or, if applicable, according to a Change Order issued in accordance with the same. The Contractor's obligation to complete the Work shall remain in effect as long as the Contract Price, agreed upon in the manner established in this Contract and its Annexes, is being paid. The Parties acknowledge that the commencement of the Work may be subject to the progress of the Project's construction, and therefore hereby release MURANO from any liability for any delay in the commencement of the Work, it being understood that the Contractor's obligation set forth in this paragraph shall remain in effect regardless of the date on which MURANO issues the corresponding instructions and payment is made.

The Contractor undertakes to perform the Work precisely in accordance with the Work Schedule. In light of the foregoing, the Parties agree that in the event of any delay by the Contractor in the execution of any stage of the Work as stipulated in the Work Schedule, except in the case of Force Majeure or for causes attributable to the other Parties, as the case may be, the Contractor shall be subject to the corresponding penalties, without prejudice to the right of the other Parties to terminate this Contract, without the need for any judicial declaration.

6.1	Penalties.

(a) The Parties expressly agree that in case of any delay in the commencement or default in the execution and/or delay in accordance with the Work Schedule or in the completion of the Work, the Contractor shall pay MURANO or, as the case may be, MURANO shall deduct or offset from outstanding invoices to the Contractor, for the delay alone, a penalty for delay equivalent to 2% (two percent) of the Contract Price on the work that is delayed for each week of non-compliance, according to the Work Schedule, until the non-compliance ceases in accordance with the provisions of this Contract and to the full satisfaction of MURANO.

The penalties and/or sanctions referred to in this Clause shall be payable without prejudice to the collection of any applicable insurance, as provided for in this Contract. Regardless of the application of the penalties stipulated herein, MURANO may choose between demanding specific performance of this Contract or, where appropriate, terminating it.

The Contractor hereby authorizes MURANO to offset any duly justified debt attributable exclusively to the Contractor for any reason against any amount payable to the Contractor by MURANO and/or any of its subsidiaries arising from this and/or any other contract.

Likewise, MURANO undertakes to make payments in accordance with the terms of this Contract and precisely in accordance with the progress of the Work Program.

In view of the foregoing, the Parties agree that, in the event of a delay by the Contractor in the execution of any stage of the Work, as provided for in the Work Program, due to non-payment by MURANO, the Contractor shall be liable to a Penalty, without prejudice to the Contractor's right to terminate this Contract, without the need for any judicial declaration.

In any case, each and every one of the conventional penalties established in this Contract may not exceed jointly or separately 20% (twenty percent) of the total value of the Contract, once this percentage is reached, the Contract will be terminated in accordance with its terms.

In any case of abandonment of Work or termination of the Contract, the Contractor will pay MURANO, or if applicable, MURANO will compensate the Contractor on outstanding invoices for abandonment of Work with a penalty equivalent to 20% (twenty percent) of the Contract Price.

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6.2    Damages and Losses. The Contractor agrees to indemnify MURANO for any damages caused by the Contractor's breach of its obligations under this Contract and its Annexes, whether such breach is attributable to the Contractor or its employees, including but not limited to cases of hidden defects or flaws, labor claims, damages to MURANO and/or third parties, and in general any claim, demand, or action that MURANO may have had to face or cover due to the Contractor's and/or its subcontractors' willful misconduct, fault, and/or negligence. For the purposes stated above, the Parties hereby agree that MURANO is authorized to offset any payment, expense, and/or compensation it has made against any amount owed to the Contractor for any reason, whether prior to or subsequent to the Contractor's breach, including amounts arising from other contracts. The Contractor's total liability arising from the performance of the Works and obligations covered by this Contract shall not exceed in any case 100% (one hundred percent) of the Total Contract Price except in cases of negligence, gross fault or willful misconduct.

The right to financially compensate such amounts does not exempt the Contractor from its obligation to hold MURANO harmless and indemnify it against the aforementioned claims, demands, or actions.

If MURANO has any right to compensation under this Contract, they will take all reasonable steps to mitigate any loss or damage that may occur, in addition to acknowledging that the amount of compensation is covered by the guarantees and insurance provided by the Contractor, pursuant to this Contract.

It is expressly agreed by the parties that MURANO will in no case be liable for indirect damages and/or losses of any kind or origin due to this Contract, and the Contractor hereby expressly waives the right to request or demand any payment for such items from MURANO, unless they arise from negligence, gross fault or fraud.

SEVENTH. EXTENSIONS.

7.1.    Permitted Extensions. When it is clear that the progress of the Work or any part thereof has been delayed or is likely to be delayed, the Contractor shall, within three (3) business days following the date on which the delay occurred or is determined to occur, provide written notice of the reason for the delay to MURANO. If possible, in said notice, or no later than five (5) business days after giving such notice, the Contractor shall describe the details of the possible effects of such delay, along with its proposal to overcome the delay. The Contractor shall also calculate the scope and cost, if any, of the expected delay in the completion of the Work or any part thereof, regardless of whether or not a delay caused by any other reason occurs simultaneously. The Contractor shall provide MURANO with any additional notice regarding the foregoing that is reasonably necessary or that MURANO needs to be kept informed of the details and calculations related to such estimated delay.

If, in Murano's judgment, the completion of the Work or part thereof is liable to be delayed or has been delayed beyond the Duration of the Contract, or after any extension previously granted in accordance with this Clause, for the following reasons:

(A)
That the Parties require a change or refer to the disbursement of provisional amounts or refer to the postponement of any work without a Change Order (it being understood that if a Change Order is issued pursuant to this Contract, the extension mentioned in the respective Change Order will apply and the provisions of this paragraph will not apply, and therefore no further extension or postponement may be granted); and

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(B)
With respect to the opening for inspection or testing of any covered work, as well as of the Materials or goods incorporated or to be incorporated into the Work in accordance with the Contract Documents (including making repairs that may be necessary as a result of such opening or testing), unless (i) the work was covered out of sequence or in error; and (ii) the tests (a) indicate that the work, Materials or goods used therein or its construction process did not adhere to or were not performed in accordance with the Contract Documents; (b) are carried out to determine the acceptability of the Work performed because similar work previously executed was found to be defective; or (c) demonstrate that construction procedures not permitted by the Contract Documents have been applied; or (d) are carried out under the terms of this Contract to achieve the complete completion of the Work.

(C)
That the Contractor has not received in a timely manner the Plans, Specifications, instructions or details necessary that the Contractor has expressly requested in writing, provided that such request has been made in accordance with the procedure and within the times indicated in this Contract, or that such Plans, Specifications, instructions or details have been erroneous or inaccurate, provided that the Contractor has duly notified MURANO of this situation.

(D)
The development by any local Government Authority of work with a continuous duration of more than 5 (five) Business Days in compliance with its legal obligations, or the fact that said authorities cannot carry out said work.

(E)	Failure to deliver the Preliminary Project no later than 60 (sixty) days after the signing of the Contract.

(F)	Losses or damages as a result of unforeseen circumstances or force majeure.

In such cases, MURANO, taking into account the Contractor's opinion, will calculate the duration of the delay in relation to the established deadlines for the completion of the Work as previously indicated and, within 10 (ten) Business Days following the date on which it has received all the necessary information and documentation from the Contractor, will grant in writing a fair and reasonable extension for the completion of any affected part of the Work, after which the completion deadlines set forth in the Contract Documents will be extended to reflect the delay in the completion of the Work. The Parties agree that the Contractor's right to request a permitted extension will be forfeited if the notice is not submitted within the period established in this clause and under the terms described herein, and the penalties in accordance with the Contract will apply.

7.2.    Unauthorized Delays. Notwithstanding the provisions of Clause 7.1 above, the Contractor acknowledges and agrees that, except for the cases provided for in said Clause, it shall in no other case be entitled to any extension if the progress of the Work is delayed in whole or in part, including, but not limited to:

(a)
The fact that the Contractor has not used his knowledge, experience and equipment, which according to the Standards one would expect of him, in the advancement of the Work or to prevent any delay, and that such omission generates new or additional delays in the completion of the Work or part thereof; or

(b)
The fact that the Contractor has not carried out everything necessary in accordance with the Standards established in this Contract and its Annexes to proceed with the Work, including, but not limited to, the organization of all or part of the Work, if necessary or applicable, in accordance with the instructions issued by MURANO.

(c)	Negligence or breach of duties by the Contractor, its employees, agents, representatives, contractors or suppliers, or failure to perform any of its obligations under the Contract Documents.

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EIGHTH. EXECUTION OF THE WORK BY THIRD PARTIES.

In the event of the Contractor's failure to fulfill its obligations specifically related to the construction of the Work under terms other than those specified in the Contract Documents, or in the event of negligence on the part of the Contractor in the execution of the Work or unjustified delay thereof, once the period specified in the following paragraph has elapsed without the Contractor remedying its breach, MURANO may assume the execution of the Work or part thereof before the Contractor's obligations under this Contract have been completed and/or may authorize and permit other subcontractors to carry out work at the Work Site, without incurring any liability in this respect and without prejudice to the payment of penalties and any rights and actions that MURANO may bring against the Contractor arising from such breach. Such action shall not constitute acceptance of the Work in whole or in part, nor a waiver of the rights and actions that the other Parties may have against the Contractor for breaches arising from the Contract Documents, nor shall it constitute termination of the Work.

For these purposes, Murano will give written notice to the Contractor, granting a period of 15 (fifteen) Business Days to remedy said breach; with the warning that if this period elapses without the breach being corrected, Murano will be entitled to exercise the right granted to it in this Clause. The aforementioned notice must be delivered in writing by Murano to the Contractor.

NINTH. MAINTENANCE AND LIABILITY FOR DEFECTS.

(a)     The Contractor shall maintain and protect at its own expense the entire Work in the necessary condition according to the Contract Documents during the progress of the Work and until its completion, and shall remedy every defect and imperfection in the Work and every part thereof, as indicated above, that may arise for any reason, until the Work is Completely Completed, unless such defect or imperfection is due to any act, negligence or breach by the other Parties, their employees, agents, contractors, or suppliers.

(b)     Once the Work is fully completed, the Contractor shall guarantee, without limitation, the quality and suitability of the entire Work in accordance with the Contract Documents and shall remedy each and every defect, latent defect, and imperfection in the Work for a period equivalent to twelve (12) months from the date of total completion of the Work. It is understood that, with respect to those parts of the Work for which the supplier provides the Contractor with a warranty for a longer period, the Contractor agrees to assign to MURANO its rights under such warranties. If, after completion of the Work, the Contractor is required to correct any defect or imperfection in the Work caused by any act, negligence, or breach of the Contract, or by its employees, agents, representatives, or commission agents, MURANO shall have the right to be reimbursed for the costs incurred in remedying such defect or imperfection. The calculation of such costs shall be made in accordance with the Unit Prices.

(c)     The Contractor shall remedy any defect, hidden flaw, or imperfection referred to in the preceding paragraph within a period equivalent to 30 (thirty) calendar days (or any longer period reasonably necessary in accordance with the Standards; it being understood that, in the event of non-compliance by the Contractor, no additional remedy period shall apply, pursuant to Clause 14.2 of this Contract) after Murano has notified himMurano will notify the Contractor of the existence of the defect or imperfection within this period, or upon the Contractor becoming aware of it, whichever occurs first. It is understood that if the Contractor fails to remedy the defect or imperfection within this period, Murano will have the right to contract another person to remedy the defect, flaw, or imperfection. The cost of such remedy will be deducted from the Contract Price or, if the Contract has already been paid, the Contractor will be obligated to pay it immediately. Notwithstanding the foregoing, the other Parties may at any time enforce the Promissory Note referred to in Clause Five of this Contract, without prejudice to any other rights they may have under this Contract, provided that, when the other Parties exercise their options, the Main Contractor does not pay twice for the same item.

In any case, any changes, corrections, or defects will be considered or addressed in accordance with the Contract Documents. The obligations established in this clause will remain in effect for a period of 12 months after the termination date of the Contract.

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TENTH. CHANGES IN THE WORK.

Murano may make changes to the work and therefore to the duration of the contract, the contract price and the work schedule, without terminating the contract, by making alterations, additions or reductions to the work based on the following:

(a)	No changes will be made without a Change Order signed by MURANO and the Contractor. All changes must be made taking care not to affect other common areas of the Project.

(b)
When MURANO requires a Change, it will provide the Contractor with two copies of the Drawings and Specifications that include the indicated modifications. MURANO will also provide the Contractor with any modifications that impact the Work Schedule. The Contractor will not begin work related to the Change unless it has received said Drawings, Specifications, and instructions and has authorized the Change in writing.

(c)
Should the Contractor intend to perform or supply any work or materials not ordered by Murano and for which it intends to charge more, the Contractor is obligated to inform Murano in writing of its intention to perform such work (as well as its actual or approximate value). It is understood that the Contractor will not be entitled to claim any amount for any work performed or materials supplied for which Murano has not previously reviewed and approved the payment in writing. If Murano does not respond within 15 (fifteen) calendar days following the aforementioned notification, the change will be considered rejected by Murano. In case of emergencies, Murano's failure to respond within the aforementioned period will be considered approval of the change.

Any modification or expansion to the Work must be documented in amending agreements that will be in writing, accepted and signed by the legal representatives of the Parties and will be added as Annexes to this Contract.

These amending agreements must specify, among other details, the authorized modifications or expansions to the Project, a description of the changes to the costs established in the modified Annexes, including the new delivery date for the Project. The amending agreements must be signed within seven (7) business days following the date on which both Parties agree to the required changes and, if applicable, the additional time necessary for the delivery of the Project.

(d)
In any case, the form of presentation of costs and the methods of measurement and evaluation in accordance with this Tenth Clause must be agreed by MURANO and the Contractor before proceeding to make a Change.

(e)
Before proceeding with any Change (except in the case of an emergency that could cause injury or damage if not implemented immediately), the Contractor shall submit to MURANO, for their approval, a request for changes to the Contract Price, Contract Duration, and Work Schedule. The Contractor shall submit a detailed price breakdown, including quantities and amounts for labor and materials, as well as the Unit Prices and the proposed Change, within 15 (fifteen) Business Days following the date on which Murano indicated the Change or, in the case of emergencies, within 7 (seven) calendar days following the date on which the Contractor requested the Change. Each Change Order shall be considered an integral part of the Contract and shall be governed by it. The Contractor shall provide any additional information that Murano requests in support of the Changes to the Contract Price and/or Contract Duration.

(f)	With the written approval of MURANO and the Contractor, the Change Order will be issued, which will serve to modify the Work, the Contract Price and the Contract Duration, as appropriate.

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(g)
With respect to a particular Change Order, if the valuation method, measurement, change in the Contract Price, and change in the Contract Duration cannot be agreed upon in a timely manner, and it is essential to proceed with the Change, Murano will determine such items subject to the final determination as set forth in the Contract Documents. In this case, Murano will issue a written authorization of the Change, stating the valuation method, if applicable, and the reason for not accepting the price proposed by the Contractor.

(h)
In the event of any dispute regarding the valuation of a Change Order authorized by MURANO and the Contractor on the Project, the Contractor shall proceed with the Change Order agreed upon by the Parties at the value of the Project estimated by Murano. Any dispute regarding the value of the Project shall be subject to negotiation between the Parties.

(i)	The cost and basis for calculating the costs of the Changes will be agreed by Murano and the Contractor in accordance with the Unit Prices.

(j)
The Contractor shall notify Murano in writing when it intends to commence any Change work, describing the implications for time, labor, and materials, and shall maintain sufficiently complete books, payrolls, accounts, and records of all Changes to permit verification and auditing. Records of time, labor, and materials shall be submitted to Murano and agreed upon within 24 (twenty-four) hours of the Change commencing.

(k)
It is expressly agreed by the Parties that the price of the Materials to be used in the Work is fixed and will not be subject to any modification and that, in case of requesting additional work to that established in this Contract and its Annexes, the Contractor will be obliged to respect the unit prices of the Materials established in the Annexes with the discounts applied in the negotiations carried out between the Parties.

ELEVENTH. WORK SUBSTANTIALLY COMPLETED.

(a)	MURANO will receive the Work from the Contractor when it is Substantially Completed in accordance with the Work Schedule and the other Contract Documents.

(b)
When the Contractor considers that the Work is Substantially Completed, he will send written communication to MURANO, at least 10 (ten) Business Days in advance, requesting his presence at the Work Site in order to verify if the Work is Substantially Completed.

(c)
If MURANO has no observations regarding the Substantially Completed Work to be received and so communicates to the Contractor within 30 (thirty) Business Days following the date on which the respective verification is carried out, Murano may sign the act by which the Substantially Completed Work is received and the Contractor will prepare, at that time, the List of Pending Items, which will include the deadlines for completion of each of said pending items.

(d)
Should MURANO have any observations regarding the Substantially Completed Work during the aforementioned verification, these will be communicated to the Contractor through a list prepared at the time of the verification. This list may be supplemented and delivered to the Contractor within the following 20 (twenty) business days. The Contractor must carry out the indicated corrections, substitutions, or modifications within a reasonable timeframe not exceeding 20 (twenty) business days, after which the Parties must meet again to verify the Substantially Completed Work. If, even after the second meeting for verification of the Substantially Completed Work, observations from MURANO persist and are accepted by the Contractor, a new deadline will be set for correcting those portions of the Work that were not acceptable to MURANO.

(e)	If, after the second verification meeting, MURANO's observations persist and are not accepted by the Contractor, the Parties shall reconcile their differences through conciliation.

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(f)	MURANO's acceptance of the Substantially Completed Work shall not imply a waiver of MURANO's rights, actions, and warranties under this Contract and the other Contract Documents relating to the Work.

(g)
In the event that MURANO does not attend any of the aforementioned verification meetings or does not deliver its observations or acceptance to the Contractor within the terms previously agreed, it will be understood that Ideurba has accepted the Substantially Completed Work.

(h)
Within twenty (20) business days following the date of issuance of the certificate attesting that the Work is substantially completed, the Contractor shall deliver to Murano all documents, letters, releases of liability, and other certifications that, in its reasonable judgment, are necessary to prove and substantiate that all accounts for labor, contracts, materials, machinery, and other items, including any pending claims filed or that may be filed against the Contractor in connection with the execution of the Work and for which Murano may be directly or indirectly liable, have been fully settled. If the foregoing is not possible, the Contractor hereby agrees to indemnify and hold harmless Murano from and against any and all damages, losses, and other expenses that Murano may incur solely in connection with such claims or lawsuits.

(i)
In addition, the Contractor shall deliver to MURANO the As-Built Drawings, the operation and maintenance manuals, the warranties issued by the corresponding suppliers in favor of MURANO, or whomever MURANO designates, or duly assigned or transferred in favor of MURANO, as indicated, and certifications ofno outstanding payments from Contractors within 60 (sixty) days following the date of the certificate that verifies that the Work is Substantially Completed.

(j)
Within ten (10) business days following the delivery of the aforementioned documents, a final statement of account will be delivered to the Contractor, who must accept or reject said statement of account within the following ten (10) business days. If the Contractor agrees, they will sign it, and such signature will constitute irrefutable proof that the remaining amounts of the Contract Price, less any applicable penalties or withholdings shown on the final statement of account, have been fully accepted by the Contractor, as well as the final settlement of all payment claims arising from or related to the Contract and the Work. No certificate issued or payment made pursuant to the Contract Documents will constitute proof that the Work is accepted as fully completed or that it conforms to the Contract in whole or in part. Should the Contractor disagree with the aforementioned final statement of account, it shall notify the other Parties within ten (10) business days following the date of receipt of said statement of account, specifying the points of disagreement so that they may reach an agreement. If the Parties fail to reach an agreement on the statement of account, they shall attempt to resolve their differences through conciliation proceedings before initiating any legal action in the competent courts.

TWELFTH. WORK COMPLETELY COMPLETED.

12.1.  Testing. After the Work is Substantially Completed, the Contractor, at its own expense, will carry out tests to verify the correct functioning of the Work and will deliver the test booklet to MURANO.

MURANO will have a period of 15 (fifteen) business days to make observations or request additional tests, if applicable. In this case, the Contractor must address MURANO's observations and perform the additional tests within a period not exceeding 15 (fifteen) business days at its own expense.

If MURANO does not make any observations, requires additional tests, or if, having done so, the Contractor has addressed the observations and submitted the test booklet with the requested modifications, the Contractor will deliver the Work Fully Completed in accordance with section 12.2 below.

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In the event that the Contractor does not agree with MURANO's observations, or that the Parties, once the additional tests have been carried out and the observations addressed, do not agree regarding the test booklet or the correct functioning of the Work to reach the Final Conclusion, the Parties shall reconcile their differences in terms of this Contract.

12.2.	Delivery of the Fully Completed Work.

(a)	The Contractor shall deliver the Fully Completed Work to Murano or to whomever Murano designates, and shall receive it, in accordance with the provisions of this Clause.

(b)
When the Contractor considers that the Work is Completely Completed and once the tests referred to in section 12.1 above have been carried out, he will send written communication to Murano at least 10 (ten) Business Days in advance, requesting his presence at the Work Site in order to verify if the Work is Completely Completed.

(c)
If Murano has no observations regarding the Work and so communicates to the Contractor within 10 (ten) Business Days following the date on which the respective verification is carried out, MURANO will sign the final acceptance certificate of the Work.

(d)
In the event that, during the verification referred to in the preceding paragraph, Murano has any observations regarding the Work for non-compliance with the guidelines stipulated herein or agreed upon in the Contract Documents, Murano will prepare a new List of Outstanding Items at the time of the verification. This list may be supplemented and delivered to the Contractor within the following 15 (fifteen) Business Days. If the Contractor has no objections and agrees with the List of Outstanding Items, they will carry out the corrections or modifications indicated on the List within a maximum period of 15 (fifteen) Business Days from the date of receipt. After this period, the Parties must meet again to verify the Fully Completed Work. If, even after the second meeting for verification of the Work, Murano still has observations and these are accepted by the Contractor, a new deadline for the delivery of the Fully Completed Work will be set.

(e)
If, after the second verification meeting, MURANO's observations persist and are not accepted and/or addressed by the Contractor, the Parties shall reconcile their differences under the terms of this Contract.

(f)
Once the final acceptance certificate for the Work has been signed by MURANO, the Contractor will be released from its obligations under this Contract, with the exception of all those obligations that are expressly established to remain in effect after the delivery of the Work and the guarantees in charge of the Contractor in accordance with the Contract Documents, including the provisions of Clause Nine of this Contract.

(g)
Should MURANO fail to attend any of the aforementioned verification meetings or fail to submit its observations or acceptance to the Contractor within the agreed-upon timeframe, it shall be understood that MURANO has rejected the Work. In such case, the Contractor shall again summon MURANO in writing, with acknowledgment of receipt, for a second time, as previously stated. If MURANO fails to appear for the verification on the agreed-upon date and 30 (thirty) Business Days elapse from that date without any communication between the Contract Parties, the Work shall be deemed accepted, unless MURANO's absence is due to a fortuitous event or force majeure, in which case it shall be considered rejected and a new summons shall be issued.

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(h)
Once the Parties have signed the Certificate of Completed Work, the Contractor shall have a period of 20 (twenty) Business Days to submit a final settlement to MURANO, which must be approved by MURANO and be consistent with what was foreseen and accepted by the Contractor according to the final statement of account referred to in subsection (j) of Clause Eleven. MURANO shall have 30 (thirty) Business Days to make the final payment of the Contract Price before incurring interest payments in favor of the Contractor. For the acceptance of the Fully Completed Work, the Contractor is obligated to include the logbook, the settlements of the workers and Contractors, the payment of social security, settlements of debts to the suppliers and Contractors that the Contractor has used, the reliable proof of having fulfilled the commitments of payment of social security contributions and registrations before the IMSS, as well as the payment of the payroll tax or the equivalent in the locality in which the Work has been developed, the above in the terms established in this Contract, which is a sine qua non condition for MURANO to make the payment of the settlement mentioned in this Clause.

(i)
The Contractor agrees to deliver the Work in accordance with the provisions of this Clause (i) in a fully operational condition; and (ii) accompanied by all necessary documents, letters, releases of liability, and other certifications that must be provided by the Contractor for MURANO to obtain (at its own expense) the Use and Occupancy Permit.It is expressly agreed that the Contractor will be responsible to MURANO for all accounts related to labor, contracts, materials, machinery and other items, including any pending claims that have been filed or have been filed against the Contractor or MURANO in connection with the execution of the Work within the construction period and for reasons that are not attributable to MURANO.

(j)
The Contractor shall provide a letter with the contact details of the persons who will handle any hidden defects that may arise as a result of this Contract, indicating full name, position, contact telephone number and email address.

(k)
The Contractor is granted a period of 45 (forty-five) calendar days to deliver the folder containing the documents stipulated in section 4.2.2 of this Contract. After this period, the right to claim payment from the Guarantee Fund will be forfeited. Once this documentation has been delivered, the final delivery of the Work will take place on the date specified by MURANO. In all cases, MURANO will verify and, if necessary, authorize said final settlement or request that the Contractor provide clarifications or modifications to it.

(l)
The Contractor shall be responsible, at no cost to MURANO, for a period of twelve months from the date of signing the Certificate of Completed Work (the “Warranty Period”), for correcting and repairing, at no cost to MURANO, any defect, error, or similar issue detected in the Work. The Parties agree that the Warranty Period shall be extended for the same Warranty Period with respect to the repaired or corrected portion of the Work. It is understood that if the Contractor detects the defect, error, or similar issue before MURANO does, the Contractor must inform MURANO accordingly. Alternatively, if MURANO detects defects, errors, or omissions in the Work, MURANO shall notify the Contractor by any means so that the Contractor may remedy the breach within a period not exceeding five (5) business days. If the Contractor fails to correct or repair any defect, error, or similar issue detected in the Work, in accordance with the provisions of this Contract, Murano shall be entitled to contract a third party to remedy the defect. Therefore, the Contractor agrees to pay all additional costs incurred by Murano as a result of contracting the third party, and may recover these costs through the compensation stipulated in this Contract. If Murano's additional costs exceed any amount owed to the Contractor, the Contractor agrees to reimburse the Contractor no later than five (5) calendar days after Murano notifies the Contractor, by any means, of the amounts disbursed as a result of contracting the third party.

THIRTEENTH. PAYMENTS FOR ESTIMATES.

Payments for Estimates referred to in Clause Four of this Contract will be made provided that the Contractor is in compliance with its obligations according to the Work Program and the other Contract Documents, in any case subject to the following:

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a)      The Contractor shall submit to Murano, in accordance with the approved format contained in Annex 15, a duly supported Estimate of Work Performed. This Estimate of Work Performed shall be submitted as needed and according to the progress of the work by the Contractor, but never at intervals of less than 15 (fifteen) days. Each Estimate of Work Performed shall detail the progress of the work and include the corresponding photographic report. Each Estimate of Work Performed must be submitted every two weeks; for this purpose, only materials actually installed or work actually performed on the project will be considered.

b)      Along with each Estimate of Work Performed, each request that the Contractor submits to it for approval, the Contractor shall deliver, within 10 (ten) Business Days (or, if applicable, in accordance with the period indicated in a requirement of authority made to the other Parties) the followingAt the time MURANO makes each payment, a declaration shall be made stating that all amounts due up to that point for materials and labor already incorporated into the work have been paid. Furthermore, in the event of any legal request made to MURANO, with a minimum response time of 10 (ten) business days, requiring information from the Contractor, the Contractor shall provide the required information within a maximum of 5 (five) business days following notification of said request. The Contractor also agrees to provide documents that serve as conclusive proof that all applicable withholdings, taxes, or fees that must be paid in accordance with Mexican tax and labor laws have been made and paid (including, but not limited to, invoices and payment confirmations from subcontractors, suppliers, and other creditors). If the maximum response time for any request from the authority to MURANO is less than 10 (ten) business days, the Contractor will have a period of 2 (two) business days to provide the documentation requested by MURANO to respond to said request. MURANO reserves the right to withhold payments to the Contractor if the Contractor fails to provide said documentation until it is provided to MURANO.

c)      After the Contractor submits each Estimate of Work Performed and once it has been approved by MURANO, MURANO will have 3 (three) Business Days to approve said Estimate of Work. The Parties agree that if Murano has not expressed its disagreement within the aforementioned period, the Estimate will be considered approved.

d)      In the event of any technical or numerical discrepancies in any Estimate of Work Performed, Murano will notify the Contractor within the timeframe referred to in the preceding paragraph so that both parties may reconcile these discrepancies within three (3) business days and approve the corresponding Estimate of Work Performed. If it is not possible to reconcile the discrepancies, the respective Estimate of Work Performed will be approved within the aforementioned timeframe solely and exclusively with respect to the items not in dispute, and those items not reconciled will be removed from the submitted request and included, once reconciled, in the next Estimate of Work Performed.

e)      Once the corresponding Estimate of Work Performed has been approved by Murano and the aforementioned period has elapsed without Murano having expressed its disagreement with said Estimate of Work Performed, the Contractor will issue the corresponding invoice for payment within the following 2 (two) Business Days, which must comply with the tax requirements established in the applicable laws, and will send it in accordance with the provisions of this Contract regarding Notifications and Notices.

f)       Murano will have a period of 3 (three) Business Days from the date of delivery of the invoice by the Contractor to make payment of the amounts indicated therein within 20 (twenty) calendar days after receiving the corresponding invoice. All payments will be made at Murano's address, by deposit into the bank account designated by the Contractor or through any other mechanism previously approved by the Parties, upon delivery of the corresponding invoice, which must comply with all tax requirements established by applicable laws.

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Payments made in accordance with this Clause shall be understood as part of the Work according to the Estimate of Work Performed, without it being understood that MURANO assumes risk for destruction or damage to the thing and without it being understood that the Contractor is relieved of its obligations to guarantee the complete Work once the Work has been delivered in its entirety in terms of this Contract.

FOURTEENTH. COMPENSATION; RESCISSION; SUSPENSION AND TERMINATION OF THE CONTRACT.

14.1.	Reciprocal Compensation.

(a)    The Contractor shall be liable to MURANO and shall hold it harmless and free from any loss, liability, damage, claim, expense, obligation, penalty, action, judgment, demand, cost, or disbursement, regardless of its nature, arising out of (i) any administrative or judicial proceeding, investigation, mediation, or arbitration relating to the Works, whether or not the Contractor is named as a party to the case, whether or not it has been initiated or is intended to be initiated at any time (including after the date of this instrument) relating to acts or omissions of the Contractor or a third party prior to the date of this Contract; (ii) any proceeding instituted by a third party claiming ownership rights, possession, any superior right, or by reason of any lien on the Work; and (iii) the Contractor's failure to perform any of its obligations under this Contract or the falsity or inaccuracy of any of its representations herein. The Parties agree that the indemnity assumed by the Contractor under this Contract shall be: (w) unlimited with respect to the Contract Price, but in accordance with the amount established in the judicial, arbitral, administrative or jurisdictional resolution in environmental, labor, tax matters, as well as any claim of any nature of the Contractor's sub-contractors or contractors related to the development of the Work against MURANO and its subsidiaries (x) up to 100% (one hundred percent) of the Contract Price for any matter other than those indicated in the preceding paragraph (w).

(b)     For its part, MURANO shall be liable to the Contractor and shall hold it harmless from any loss, liability, damage, claim, expense, obligation, penalty, action, judgment, demand, cost, or disbursement, regardless of its nature, in connection with MURANO's breach of any of its obligations under this Contract or the falsity of any of its representations herein. The Parties agree that MURANO's indemnity to the Contractor under this Contract shall be: (y) unlimited with respect to environmental, labor, and tax matters, and (z) up to 100% (one hundred percent) of the Contract Price for any matter other than those specified in subsection (y) above.

14.2.  Termination against the Contractor. MURANO may terminate the Contract by giving written notice to the Contractor and without the need for any judicial resolution, if the Contractor:

(a)     If the Contractor does not commence its Construction work in accordance with the guidelines of the Contract and its Annexes, it shall diligently execute the object of this Contract within a period of 15 (fifteen) Business Days following the written notice of commencement issued by MURANO, the Work within the Construction Site, in accordance with the provisions of the Contract Documents and, in those aspects where the Contract Documents are silent, according to the characteristics and specifications agreed upon by the Parties or, failing that, in accordance with the Standards. For the purposes of the provisions of this subsection (a), the term and the terms indicated in subsection c) below shall not apply.

(b)     Does not immediately, after receiving the start-up notice from MURANO and agreeing to it, take the necessary measures under its sole responsibility to remedy any defects in the workmanship and/or materials, does not proceed to carry out such corrective work with due diligence, or does not complete such corrective work in accordance with the provisions of the Contract Documents or, where applicable, in accordance with the agreement that the Parties mutually agree upon, within the period agreed upon in said agreement.

(c)      Except as provided in Clause Nine, paragraph (c), if it fails to fulfill, within 30 (thirty) calendar days following the notice indicated in said Clause, any obligation incumbent upon it in accordance with the Contract Documents.

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(d)     Assigns all of its rights or obligations in its favor under the Contract or subcontracts the Work in its entirety without the prior consent of MURANO.

(e)      It declares itself in bankruptcy proceedings or enters into an agreement or arrangement with its creditors or a plan or arrangement approved under the Bankruptcy Law, files an application under said Law to a court for the appointment of an administrator, has an order of dissolution issued or (except for the purposes of merger or restructuring) has a resolution issued for its voluntary dissolution, has a liquidator, trustee or administrator of its business or company appointed or has an administrator appointed.

(f)      That there is a claim against MURANO, by virtue of a failure to make timely payment to any Contractor, supplier and other creditors unless such non-payment is permitted by the work subcontract entered into with the corresponding sub-Contractor and is not assumed in accordance with Clause 14.1.

(g)    Except for causes attributable to MURANO, if it does not execute the Work in accordance with the Specifications and Plans, the Scope of Work and other Contract Documents or fails to comply with the Work Program, as extended in the terms of this Contract.

(i)      The Work is not substantially completed within the months determined in accordance with this Contract, following the notice of commencement of execution of the Work issued by MURANO, except in the case of extensions agreed and in writing in accordance with Clause Seven of this Contract.

(j)     If the penalties specified in the or in the set of terms reach 20% of the Contract Price, or the delay in a Specific Milestone exceeds 50 (fifty) calendar days; whichever occurs first.

(k)      If the amount paid by the Contractor as compensation reaches the equivalent of 100% (one hundred percent) of the value of the Contract.

Upon termination of this Contract pursuant to Clause 14.1, the Contractor shall not be entitled to any payment for such termination, except for the work actually performed, less any applicable penalty clauses. In this event, the Contractor shall not be entitled to any further payments until after the Work has been completed by third parties, at which time the Contractor shall be entitled to payment for the Work performed by the Contractor, less any applicable penalty clauses for delay and any amounts arising from the provisions of the following paragraph.

In the event that this Contract is terminated against the Contractor in accordance with the provisions of this Clause, the Contractor shall be liable for the expenses, damages and losses that such breach may cause to MURANO, except when a penalty for such breach has already been stipulated in this Contract, in accordance with the provisions of Clause 14.1 subsections (w) or (z), as the case may be, including those arising from other contracts entered into by MURANO, related to the Project, without prejudice to any additional penalty payment, action, right or guarantee that MURANO may have against the Contractor.

(m)     For violation of the laws in force and applicable to this Contract.

(n)      Due to the Contractor's failure to comply with any of the obligations established in this Contract and/or its Annexes.

(o)      Due to the Contractor's failure to contract insurance policies under the terms established in this Contract.

(p)      If the Contractor suspends the execution of the Work for reasons other than force majeure events or those specifically provided for in this Contract.

(q)     If the Contractor incurs a delay of more than 15 (fifteen) business days in any of the Milestones established in the Work Program, for reasons not justified and attributable to the Contractor.

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(r)     When the Contractor fails to comply and, therefore, does not present proof to Murano of the certificates of compliance with payment obligations before the Mexican Social Security Institute, in accordance with the provisions of this instrument.

(s)      When the Contractor's workers or employees of any company subcontracted by it go on strike.

(t)       When the Contractor fails to comply with the requirements and requests of the external advisor appointed by MURANO.

14.3.  Termination by the Contractor The Contractor, without prejudice to its other rights or remedies under the Contract Documents, may terminate the Contract by giving written notice to MURANO without the need for any judicial resolution:

(a)      For the unjustified failure to pay (i) two (2) or more consecutive payments in a calendar year to which it is obligated in accordance with the Contract Documents, provided that any of those two (2) delays persists for more than seven (7) calendar days; or (ii) a payment whose delay persists for thirty (30) calendar days following MURANO's receipt of a notice of payment pursuant to this Clause 14.3; or

(b)    If MURANO is declared bankrupt, enters into an agreement or arrangement with its creditors or submits a proposal to transact debts or a plan or agreement approved under the Bankruptcy Law, files an application under said Law to a court for the appointment of an intervenor, has an order of dissolution issued or (except for the purposes of merger or restructuring) has a resolution issued for its voluntary dissolution, has a liquidator, trustee or administrator of its business or company appointed or has an intervenor appointed.

(c)      If the amount paid by the Contractor to MURANO, as the case may be, as compensation, reaches the equivalent of 20% (Twenty percent) of the Contract Price.

14.4. Temporary and Permanent Suspension of the Work. MURANO may suspend the execution of the Work, temporarily or permanently, totally or partially, at any time for justified cause, with the consequent delay or suspension in the delivery of the Work, giving written notice to the Contractor, or by any other reliable means, three calendar days in advance of the date on which it wishes the Work to be suspended, except in urgent cases, following the procedure below:
When the suspension is temporary, MURANO will inform the Contractor about the approximate duration of the suspension so that this period can be considered for extending the validity of this Contract;

a.
When the suspension ordered by MURANO is due to a justified cause of the Contractor, and becomes definitive, the Contract will be terminated, notifying the Contractor with 15 (fifteen) calendar days to adapt and order the definitive stoppage of the works and avoid possible future problems in the suspended work. MURANO shall have no liability whatsoever to the Contractor and shall pay the Contractor only for the Work performed and shall be responsible for the materials that had already been requested through this Contract or Change Order if applicable, those that are in transit and pending payment up to the time of the suspension, as well as the expenses that said suspension may generate for the Contractor with respect to its Material suppliers and provided that these have been acquired in accordance with what was agreed in this Contract and prior to the date of the suspension, without MURANO being obligated to cover any compensation for any other reason and in which case, MURANO may determine the natural or legal person or persons who may continue with the execution of the Work at the stage in which it is, without any liability of any nature of MURANO towards the Contractor.

b.
When, in MURANO's judgment, the suspension results from a fortuitous event or force majeure, only an agreement between the Parties will be signed recognizing the period of the suspension and the dates for restarting and completing the work.

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In any case of suspension, the Parties will determine the amount of the work actually executed by the Contractor and accepted to the complete satisfaction of MURANO under this Contract, as well as those Materials that are in the process of transport and manufacture according to the Work Program, up to the effective date on which the suspension takes effect, and MURANO must proceed to settle it within a term of 10 (ten) business days from the presentation of the corresponding invoice.

If the suspension is definitive, MURANO will only pay the Contractor the part of the Contract Price corresponding to the work actually performed by the Contractor that is accepted to the complete satisfaction of MURANO in accordance with the Contract and its Annexes, up to the time of the suspension requested by MURANO.

The Parties agree that downtime of machinery and/or equipment and/or personnel and/or any additional costs arising from temporary or permanent suspension will be borne by the Contractor, and the Contractor hereby expressly acknowledges and accepts that MURANO will in no case be obliged to make any additional payment for the items indicated herein, and therefore the Contractor expressly waives the collection of these items.
MURANO will not pay damages or losses to the Contractor for the total or partial suspension, it will only recognize the payments that correspond to work executed by the Contractor to the complete satisfaction of MURANO up to the date of the total or partial suspension of the Contract, provided that they are delivered in accordance with the acceptance criteria and deadlines established in this Contract and its Annexes.

14.5.  Early Termination. MURANO may terminate this Contract early at any time, without any liability and without the need for any judicial declaration or resolution, by giving the Contractor at least five (5) calendar days' written notice prior to the desired effective date of early termination. In this case, the Contractor accepts as the sole total compensation the payment for the value of the work actually performed by the Contractor to the complete satisfaction of MURANO in accordance with the Contract and its Annexes, as well as any goods and/or materials that are in the process of being transported and manufactured according to the Work Schedule, upon issuance of the corresponding partial release. The Contractor shall not have the right to any claim for any other reason, except for those expenses actually incurred, for which the Contractor shall have the right to collect, and shall be obligated to issue the corresponding release, with any applicable guarantees remaining in effect.

FIFTEENTH. PROPERTY OF MATERIALS.
Non-fixed materials delivered by the Contractor to the Construction Site shall only be removed for use on the Project, unless MURANO has agreed in writing to their removal for another purpose. The Contractor agrees to indemnify and hold harmless MURANO from any claim, demand, loss, damage, or injury that MURANO may incur relating to or arising from the materials used by the Contractor on the Project, including those arising from material damage to the Property and the Project.

MURANO will provide, if it is in their best interest, the materials they deem necessary, provided this results in improved cost, quality, or delivery times. The Contractor shall receive these materials and keep them in their custody until final installation, and shall therefore be responsible for unloading, storage, transport, and final installation, assuming any risk of damage to or loss of these materials. This will be subject to any applicable deductions for the Contractor.

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All materials covered by payment certificates duly settled by MURANO shall be the exclusive property of MURANO. However, the Parties expressly agree that, notwithstanding that the materials already paid for shall be the property of MURANO, the Contractor shall be responsible for their safekeeping, handling, storage, and installation until the fully completed work is delivered to MURANO by means of the Certificate of Total Completion. For this purpose, the Contractor shall be considered the custodian of the materials and shall assume the risk of any damage or loss until the execution and signing of the Certificate of Total Completion. Furthermore, the Parties agree that the fact that the materials become the property of MURANO in accordance with the foregoing shall in no way be considered as tacit acceptance of the work.

SIXTEENTH. LEGAL REQUIREMENTS, ENVIRONMENTAL OBLIGATION AND FINES.

16.1.	Legal Requirements. The Contractor shall comply with all Legal Requirements.

(a)      All work by the Contractor shall be carried out in strict accordance with the Construction Regulations for the Municipality of Benito Juárez and all the rules and regulations of the State of Quintana Roo, and of the Municipality of Benito Juárez, Quintana Roo and other competent government entities and agencies.

(b)     The Contractor's manufacturers, suppliers, vendors, or contractors must comply with the standards, requirements established by the applicable building standards and regulations at the Site of Work and the quality standards normally applied by the Contractor, as well as any standards or regulations applicable to the installation systems.

(c)     The Contractor shall indemnify MURANO, as applicable, for any and all liabilities, which shall be limited to those set forth in subsections (w) or (x), as applicable, of Clause 14.1 of this Contract, that MURANO may incur, and for all claims, demands, losses, damages, expenses, proceedings, or arbitrations brought or incurred by MURANO arising out of or related to any breach, non-compliance, or failure to comply with the provisions of this Contract and the Contract Documents and/or negligence, omission, breach, or violation of duties under the Legal Requirements by the Contractor, its employees, agents, or Subcontractors, or the employees, agents, commission agents, or representatives of such Subcontractors, including, but not limited to:

(i)          Any loss or damage to the Property, the Real Estate, the Project and the Work or any part thereof.

(ii)         Any delay or interruption by other contractors or contractors engaged in connection with the Work.

(iii)        Injuries or death of any person arising from or caused by the execution of the Work.

(iv)        Any loss or damage to movable or immovable property, including but not limited to MURANO's property.

(v)          Any loss or damage incurred by MURANO in connection with the timely delivery of the Work to tenants or third parties.

(vi)        Any loss or damage to neighboring or third-party properties.

(vii)      The falsity or inaccuracy of any of its statements provided for in the Contract.

(d)     The Contractor shall not have exclusive or uninterrupted access to any part of the Work Site and shall acknowledge and accept the presence of any contractors or subcontractors engaged, authorized, or permitted by MURANO to perform work on or around the Work Site. The Contractor shall not unduly obstruct the work of any third party and agrees to share work areas with contractors or subcontractors as necessary or required.

16.2.  Environmental Obligation. The Contractor is obligated to carry out the Work in accordance with Environmental Legislation and as established in the Permits and Licenses. Likewise, the Contractor is obligated to ensure that its employees, subcontractors, guests, agents, successors in interest, or other third parties under its responsibility carry out the Work in accordance with Environmental Legislation and as established in the Permits and Licenses and in this Contract. To this end, the Contractor is obligated to instruct and train employees, subcontractors, guests, agents, successors in interest, or other third parties under its responsibility regarding the obligations applicable to the Work established in Environmental Legislation, the Permits and Licenses, and this Contract, including, without limitation, the proper handling and storage of materials, hazardous waste, and toxic substances.

Additionally, upon prior written notification from MURANO to the Contractor two (2) business days in advance, MURANO shall be authorized to conduct periodic inspections, studies, and/or verifications at the Work Site to confirm that the Work and the Work Site are free of Contamination Conditions and/or Hazardous Substances, with the exception of those Hazardous Substances necessary to carry out the Work, which must be handled in compliance with Environmental Legislation. The costs arising from the foregoing shall be covered by MURANO; however, if any corrective environmental action must be implemented due to mismanagement or environmental problems, in accordance with Mexican Official Standards, at the Properties, the Contractor shall immediately implement, at its own cost and risk, all Remediation Actions necessary to eliminate any Contamination Condition and/or Hazardous Substance at the Work Site or the Work itself.

The Contractor shall, upon the date of Total Completion of the Work, or in the event of a work stoppage as stipulated in this Contract, deliver the Work and leave the Work Site completely vacated and free of Hazardous Substances. Likewise, the Contractor shall provide MURANO, as requested, with proof that all Hazardous Substances generated during the construction of the Work have been and will be properly and completely handled, treated, transported, and/or disposed of in accordance with Environmental Laws.

The Contractor shall indemnify and hold harmless MURANO, as well as its shareholders, directors, officers, employees, affiliates, Contractors and/or their legal representatives, free from

Any loss, claim, legal action, damage, injury, demand, proceeding, penalty, or sanction, whether environmental, administrative, civil, or criminal, by any third party, federal, state, or municipal agency related to the Work and the Work Site and arising from a breach or violation of Environmental Legislation or this Contract by the Contractor, its shareholders, directors, officers, employees, affiliates, Subcontractors, and/or their legal representatives, or from any other type of environmental contingency that has occurred on or after the date the Work begins and until the complete conclusion and acceptance of the Work, originating in and/or affecting or that may affect the Work Site or MURANO. Likewise, the Contractor shall have the obligation to notify MURANO and keep it informed in writing: (i) of any violation of Environmental Legislation of which it may become aware; and/or (ii) the development and outcome of any judicial or administrative process in which the Contractor is a party, related to Permits and Licenses, authorizations, verifications, infractions, damages, losses, or actions in general in environmental matters, of a federal, state or municipal nature, including but not limited to environmental impact, Pollution Conditions, air, soil or water, noise, Hazardous Substances, use, exploitation and discharge of water, collectively referred to as “Environmental Matters”. In the event of non-compliance with this Clause, the Contractor will be notified and granted a period of 45 (forty-five) days to remedy said violation if this is technically possible and if it is necessary to grant a longer period to remedy said non-compliance, provided that it is technically and scientifically justified and in accordance with Environmental Legislation, MURANO may, without being obliged to do so, grant an additional period of up to another 90 (ninety) days to carry out said remediation, it being understood that, in case more time is required, MURANO will have the option, but not the obligation, to grant another extension for the period agreed with the Contractor.

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However, if MURANO decides not to grant any of the extensions provided for in the preceding paragraph or if the remediation is not carried out within the period granted to the Contractor, such non-compliance will be considered as a special cause for termination of the Contract, without the need for a judicial declaration and without relieving the Contractor of the obligation to answer, indemnify and hold MURANO harmless from any responsibility, damage or loss that may arise in, for or related to the Work Site and the Work in Environmental Matters.

16.3. Fines. The Contractor agrees to perform the Work covered by this Contract in strict compliance with applicable legal provisions and government authorizations required for the execution of the Work, particularly regarding environmental impact, as well as to comply with all regulations, standards, or orders of the competent authorities regarding construction, safety, and health. Furthermore, the Contractor agrees to hold MURANO harmless from any liability, claim, fine, penalty, or payment imposed by SEMARNAT, SAT, IMSS, or any other competent authorities in environmental, administrative, civil, or criminal matters, for any reason related to this Contract (“the Fine(s)”).

The Contractor hereby expressly agrees to pay MURANO any amounts that (i) as Fines imposed on MURANO as a result of the Contractor's noncompliance with any laws, regulations, permits, licenses and/or authorizations and/or regulations in general for the execution of the Work and/or (ii) MURANO must pay to third parties for the imposition of Fines derived from and/or as a result of the Contractor's noncompliance with any laws, regulations, permits, licenses and/or authorizations and/or regulations in general for the execution of the Work.

The Parties expressly agree that MURANO shall be entitled to retain any sum that, for any reason, it owes to the Contractor, and offset it against the payments that the Contractor must make in favor of MURANO as a result of the compensation stipulated in this Clause or any other payment obligation established in the Contract by the Contractor.

SEVENTEENTH. WAGES AND LABOR.

The Contractor shall be responsible for paying all its workers and employees and for ensuring that all its own Contractors pay all their workers and employees the corresponding wages and benefits as provided by the current Federal Labor Law. All wages shall be set in accordance with the pay scales agreed upon with the applicable union. MURANO shall have the right to require the Contractor to provide any documentation it deems necessary to verify the Contractor's compliance with its obligations under this Clause.

The Contractor will be responsible for agreeing to or resolving disputes regarding wages and benefits with its workers or unions in order to avoid extending the Contract Duration.

The Contractor shall be responsible for any delay in the completion of the Work Schedule caused by such disputes with its workers or unions and shall make up for lost time by increasing its workforce and other resources, assuming all expenses related to such increase.

In the event of any disputes arising in relation to the union to which its workers should belong, the Contractor shall immediately take steps to resolve such disputes and shall use workers affiliated with the union to which it is determined that its workers should belong, at no additional cost to MURANO.

The Contractor will supply the skilled labor necessary to perform the Work properly and on time.

EIGHTEENTH. SURVEILLANCE AND SECURITY.

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The Contractor is responsible for the surveillance and security of all materials, equipment and construction machinery at the work site, and therefore will provide the necessary personnel to guarantee such security.

The Contractor shall be responsible for adhering to the Site Safety Plan. The Contractor shall ensure that all its workers and employees wear appropriate safety equipment at all times, including, but not limited to, hard hats, steel-toed boots (except on metal structures), and appropriate work clothes. The use of additional protective equipment, such as safety harnesses, safety glasses, face masks, gloves, and ear protection, may be required at certain times or under specific conditions.

The Contractor shall hire, either directly or through third parties but always under its sole responsibility, the personnel it deems appropriate for the execution of the work entrusted under this Contract, and therefore the labor-management relations shall be its sole responsibility, and it hereby undertakes to hold MURANO, if it is different from its representatives, employees, agents, subordinates or associates, harmless from any labor claim brought against it by the personnel hired for this purpose by the Contractor or any of its shareholders, subsidiary or associated companies, or its suppliers.
For the reasons stated in the preceding paragraph, the Contractor shall be responsible for the payment and fulfillment of any labor and payment obligations with the Mexican Social Security Institute (“IMSS”), the National Workers' Housing Fund Institute (“INFONAVIT”), the Retirement Savings System (“SAR”), the relevant construction union, and all other labor obligations with the personnel it hires for the execution of the Works covered by this Contract, as well as its administrative personnel and the personnel of the Suppliers working on the Project, and shall hold MURANO, if different from its representatives, agents, subordinates or associates, harmless from any requirement, supervision, determination of tax credits or any other legal proceeding.

related to the registration and payment of social security contributions or any other related to the personnel who will work on the execution of the work. The Contractor is also obligated to deliver to MURANO, when required and within 5 (five) days following or, in the shorter period that may be necessary to exhaust any requirement of the authority, the necessary documentation that demonstrates compliance with these obligations, it being understood that MURANO may withhold any payment until the Contractor delivers the documentation referred to in this paragraph.

Likewise, the Contractor will be responsible for registering the Work with the corresponding IMSS administrative office, within five (5) Business Days following the start date of the respective work and delivering a copy of the documentation that proves the above to MURANO within 3 (three) Business Days following obtaining said registration, as well as exhausting the corresponding registrations with respect to the workers who, either directly or through third parties, will be employed in the execution of the work contracted under this Contract.

For the above reason, the Contractor undertakes to remove and keep in peace, as well as to answer for the damages, losses and expenses caused to MURANO by any labor claim or third-party claims.

The consumption of alcoholic beverages, the use of narcotics, or other psychotropic substances that impair the motor or psychological activity of any worker and that are prohibited by national or local legislation are strictly prohibited at the Work Site. The Contractor shall ensure that its workers and employees, and the workers and employees of its Contractors, understand and strictly comply with these restrictions.

In the event of accidents involving its workers or other employees, the Contractor shall inform the Site Safety Officer and ensure that they receive immediate medical attention. In the event that any employee of another Contractor or a third party is injured as a result of the Contractor's activities, the Contractor shall inform the Site Safety Officer and ensure that appropriate medical attention is provided immediately, regardless of apparent liability.

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The Contractor is responsible for supplying, maintaining and monitoring its own warehouses, including their protection and security, which must be covered by an insurance policy.

The Contractor is aware of the structural capacities of the areas to be used for storing its equipment and materials and will not exceed the established capacities without taking appropriate measures to compensate for construction loads that may exceed the design criteria of the new structure or the capacity of existing roads, sidewalks, and curbs. The Contractor will make any temporary or permanent modifications to the Property and Work structure necessary to support the Contractor's equipment, which will be reviewed by MURANO, as applicable. All costs related to the foregoing are included in the Contract Price.

The Contractor shall, at its own expense and on its own behalf, collect, dispose of, and remove from the Work Site all equipment used, leftover materials, debris, rubble, waste, tools, scaffolding, and other implements used during the execution of the Work, in accordance with the areas designated by the Contractor. If the Contractor fails to comply with these requirements, MURANO shall collect and remove the waste and charge the Contractor for the cost. Waste removal shall be carried out in accordance with the agreement between the Parties and in compliance with applicable law, until its final disposal in facilities of suppliers authorized by the competent authorities and in accordance with applicable law.

Under no circumstances may the Contractor discard or deposit materials or solid waste on public roads or private property, in compliance with the laws and regulations of municipal, state, and federal authorities (PROFEPA, SEMARNAT, etc.). The Contractor is also obligated to obtain and maintain all applicable local and/or federal licenses, permits, concessions, and authorizations to properly remove debris and dispose of waste in accordance with applicable environmental laws and regulations, in order to avoid penalties from the relevant local, municipal, and/or federal authorities. The Contractor acknowledges that failure to comply will result in the Contractor being solely responsible for any resulting fines and penalties, as well as for all legal and administrative procedures, and may be subject to sanctions.

The Contractor is obligated to answer for the payment of any fines that the competent authorities may apply for the lack of timely cleaning of the Property, the Work Site or public road, as well as for the lack of compliance with environmental laws or regulations applicable during the construction of the Work.

In the event that the Contractor fails to comply with this obligation within a maximum period of 10 (ten) business days, it will be obligated to pay the penalties provided for in Clause Six.

NINETEENTH. FORTUITOUS EVENT AND FORCE MAJEURE.

If either Party fails to perform its respective obligations due to a Fortuitous Event or Force Majeure, it shall be released from liability for such non-compliance provided that the following conditions are met in such event:

a.	That the Party suffering the Fortuitous Event or Force Majeure has not caused or contributed to its occurrence.
b.
That the Party that suffers the Fortuitous Event or Force Majeure shall notify the other Party in writing within 5 (five) calendar days after it becomes aware of it so that the Parties may agree in writing on the measures to be taken to avoid the extension of its effects.

c.	That the Party that suffers the Fortuitous Event or Force Majeure proves through the appropriate records the existence, duration and effects of said Fortuitous Event or Force Majeure.

Events related to normal weather conditions will not be considered as Force Majeure or Acts of God. Regarding meteorological phenomena, for them to be considered a Force Majeure or Act of God event, in addition to meeting all the conditions mentioned in the first paragraph, it will be necessary that such phenomena make access to the Project impossible or difficult, or that said meteorological phenomena or conditions, according to the data and records of the National Meteorological Service or similar agency, are not considered normal or usual in the geographical area of the Project, taking into account the period of the last ten (10) years. In this sense, they will not be considered a Force Majeure or Act of God.

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The Party not affected by the Force Majeure Event shall refrain from demanding any compensation or applying any sanctions, including the penalties stipulated in this Agreement, for any breach by the affected Party, provided the conditions indicated in the preceding paragraphs are met. Each Party shall individually bear the economic consequences of the Force Majeure Event on its respective assets, without any right to claim compensation or indemnification of any kind.

If the Force Majeure event is a Non-Insurable Risk and the notification referred to in the preceding paragraph has been made: (i) the party making the notification referred to in the preceding paragraph shall be excused from the timely performance of its obligations for the duration of the relevant Force Majeure event and to the extent that the performance of that party's obligations is prevented, hindered, or delayed by the Force Majeure event; (ii) there shall be no application of contractual penalties during the existence of a Force Majeure event; and (iii) if the Force Majeure event generates additional costs, MURANO shall have the right to agree with the Contractor on new terms of price and delivery time for the Work, it being understood that if there is no agreement between the Parties within the following 30 (thirty) calendar days, either of them may terminate this Contract, applying the provisions of the last paragraph of this clause.

If the Force Majeure event is not a Non-Insurable Risk and the notification referred to in the preceding paragraph has been made: (i) the party making the notification referred to in the first paragraph of this Clause shall be excused from the timely performance of its obligations for as long as the relevant Force Majeure event continues and to the extent that the performance of that party's obligations is prevented, hindered or delayed by the Force Majeure event; (ii) there shall be no application of penalties during the existence of such Force Majeure event; and (iii) the Contractor shall pay any additional costs necessary to repair any part of the Work that has been damaged so that it complies with the terms of this Contract.

In any case, if the Force Majeure event exceeds 30 (thirty) calendar days, and provided that it prevents the construction or development of the Work, the Contractor, MURANO, shall have the right to terminate this Contract automatically without the application of any penalty clause. In such case, MURANO may request the Contractor to return any amount that MURANO has paid under this Contract, plus any taxes that may have been paid under this Contract, for any reason. Notwithstanding the foregoing, the failure to make timely payment of any of the amounts that the Contractor must return or pay to MURANO under this Contract shall accrue interest applicable to the amounts owed from the date on which payment should have been made until full payment and return. For the purposes of payments and amounts to which the Contractor is entitled, the rules established in the Early Termination Clause shall apply.

TWENTIETH. VARIOUS.

20.1.  Applicable Law. This Contract shall be interpreted and governed in accordance with the laws of the United Mexican States.

20.2.   Dispute Resolution. Any disputes arising from this Contract, its interpretation, performance, or any conflict arising from this Contract, the Parties shall make their best efforts to resolve the disputes through mediation, and in the event that the disputes remain, they submit to the applicable laws and competent courts in Mexico City, expressly waiving any other jurisdiction that may correspond to them for any reason.

20.3.   Assignment and Subcontracting. The Contractor shall not assign the rights and obligations arising from this Contract without the prior written consent of MURANO.

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MURANO, upon prior written notification to the Contractor, may assign, encumber or pledge the rights and obligations arising from this Contract, in whole or in part, at any time to any third party, provided that the Assignee assumes the rights and obligations of the party assigning its rights under this Contract and the Services Contract and that said Assignee is accepted by the Contractor, it being understood that the Contractor may not deny its consent if the Assignee proves that it has the resources of lawful origin to fulfill its obligations under this Contract.

The Contractor may subcontract the Work in whole or in part, provided that it directly coordinates and supervises such work. The Contractor shall be solely responsible to MURANO for the work of any suppliers, subcontractors, and/or unions involved, and shall undertake to indemnify and hold MURANO harmless, paying all expenses, including attorney's fees, and to be liable for any damages caused to MURANO as a result of the work or claims of such suppliers or subcontractors that affect MURANO. Subcontractors shall waive any right to make any claims against MURANO, as their relationship shall be exclusively with the Contractor.

In all subcontracts entered into by the Contractor with suppliers or other Contractors, the obligations regarding delivery dates and quality of work agreed upon in the Contract Documents must be respected. Therefore, the Contractor must provide MURANO with the corresponding documentation containing the following information: the Contractor's name, its registration with the Ministry of Finance and Public Credit, the employer registration number issued by the Mexican Social Security Institute, and proof of the veracity of said information. Furthermore, the Contractors or suppliers shall be jointly and severally liable to MURANO with respect to the subject matter of their subcontracts and shall have no right to make any claims against MURANO, expressly waiving even the right of subrogation. Failure to include this provision shall be considered grounds for special termination of this Contract by the Contractor without the need for a court declaration.

MURANO reserves the right to cover any amount the Contractor owes to suppliers, contractors, or subcontractors used in the project, which has not been paid on time or settled without just cause, by deducting said payment from the next progress payment or the final payment to which the Contractor is entitled. For this purpose, it will suffice for MURANO to notify the Contractor and attach a copy of the invoice paid to the suppliers, contractors, or subcontractors to whom the Contractor has not settled its debt. MURANO may pay such contractors, subcontractors, or suppliers directly, and/or: (i) request the Contractor to provide, within three (3) calendar days, the invoices paid to such contractors, subcontractors, and suppliers; and, (ii) withhold any payment to the Contractor if the Contractor does not prove that it has paid its contractors, suppliers and Contractors, or pay such amounts on behalf of the Contractor to said contractors, suppliers and Contractors.

20.4.  Other Contractors. MURANO reserves the right to carry out work on its own behalf or enter into contracts with third parties in connection with the Work only for work not specifically contracted with the Contractor in accordance with this Contract.

20.5.   Scope of the Contract.

a)       Entire Agreement. This Contract constitutes the entire and complete agreement between the Contractor and MURANO regarding the performance of the Work and supersedes all prior negotiations, representations, or agreements, whether written or oral, between the Parties with respect to this matter. However, it shall be read, interpreted, and applied in a manner consistent with the Contract Documents. This Contract may only be modified by a written instrument signed by both the Contractor and MURANO, except as expressly provided herein.

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b)      Relationship with Third Parties. Nothing herein shall be construed as creating a contractual relationship between MURANO and any of the Contractor's employees, officers, advisors, contractors, material suppliers, or consultants, and nothing herein shall be deemed to confer upon any third party any remedy or right of action against MURANO to which it is not entitled independently of this Agreement.

c)     Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstances, is, to any extent, invalid or unenforceable, then the remaining provisions of this Agreement, or the application of such term or provision to persons or circumstances other than those for which its invalidity or unenforceability is claimed, shall not be affected thereby, and such terms and provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20.6.  Notices and Notifications. All notices, notifications, and communications required under this Agreement must be in writing, either physically or digitally, and will be deemed validly delivered on the day following the date sent, if sent by (i) personal delivery or delivery to a designated address to whomever is present there; (ii) any specialized courier service with next-day delivery; or (iii) by email or fax, to the following addresses (or any other address that the receiving party may designate to the sending party in writing):

Ideurban/Contractor:

IDEURBAN TECNOLOGÍAS, SA DE CV

Address: Montes Urales 105, Lomas de Chapultepec IV Section, Miguel Hidalgo Borough,

CP 11000, Mexico City. Attention: Eng. Charles Azar Serur
Email:cazar@ideurban.com.mx

MURANO:

MURANO

Address: Bucareli Street number 42, 201 B, Colonia Centro, CP 06040, Cuauhtémoc Borough, Mexico City.
Attention: Marco Vázquez/Leonel Martínez
Email:marcov@murano.com.mx
leonelmartinez@murano.com.mx

20.7.  Independent Contractor. The Contractor is an independent contractor, and nothing contained herein shall be construed as granting the Contractor the authority to enter into contracts on behalf of MURANO or otherwise bind or obligate MURANO, except as and in accordance with the provisions set forth herein. The Contractor shall not be required to devote its full time and attention to the management and execution of the Work, but shall devote to it such time as is reasonably necessary to achieve the objectives and fulfill the obligations stipulated herein.

20.8. Non-existence of an Employment Relationship. The Parties acknowledge that they are completely independent contracting parties; therefore, no employer-employee relationship exists between them. It is understood that the Contractor unconditionally assumes the status of employer with respect to the personnel it hires for the execution of the Work that is the subject of this Contract. Consequently, all personnel (including, but not limited to, all workers, employees, agents, commission agents, Contractors, and/or service providers) of any level and specialty (referred to as the “Contractor’s Personnel”) employed in the execution of the Work and/or its modifications and/or related work will be exclusively dependent on the Contractor, who will be solely responsible for the employment contracts it enters into with them, the payment of wages, compensation, and other labor benefits, as well as contributions to the Mexican Social Security Institute, the National Workers' Housing Fund Institute, the Retirement Savings System, and any taxes incurred, and for any conflicts and claims that may arise from any claim by the aforementioned personnel or institutions. unions or authorities related to their rights.

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Likewise, the Contractor agrees to: (i) reimburse MURANO for any amount spent by the latter, due to any of the cases indicated in the previous paragraph, and (ii) hold MURANO harmless from claims of any nature arising from its workers and/or third parties, for the obligations assumed by the Contractor in its capacity as employer for the execution of the subject matter of this Contract.

If, due to the Contractor's breach of this Clause, MURANO decides or is temporarily required to cover any expenses or situations arising from the anticipated claims, the Contractor shall be obligated to pay MURANO for such expenses. MURANO shall also be entitled to retain any sum owed to the Contractor for any reason whatsoever, as a guarantee of the compensation stipulated herein. The Contractor shall hire, supervise, manage, and determine the compensation, wages, and other benefits of its personnel, whose wages and other benefits shall be the responsibility of the Contractor. Therefore, under no circumstances shall the Contractor's personnel be considered employees or workers of MURANO. Therefore, the Contractor undertakes to hold MURANO harmless from any claim, action and/or demand for the rights of the Contractor's employees, workers and/or in general, Personnel, whether it is presented by, or comes from, the Contractor's Personnel, their relatives, any third party, the authorities, unions or institutions related to the rights of these.

The Contractor shall be responsible for any work-related risks and accidents that the Contractor's personnel may suffer, in accordance with applicable law, including any resulting expenses and fees. Notwithstanding the foregoing, the Contractor is obligated to provide MURANO, upon request, with any documents that MURANO may require to verify the Contractor's compliance with all applicable employer obligations.

Since the Contractor has all the necessary human resources for the execution of the object of the Contract, under no circumstances will it be understood that the Contractor's Personnel will be under the direction of MURANO.

For the execution of the purpose of this Contract, the Contractor agrees to enter into a collective bargaining agreement for a specific project with a union duly registered with the labor authorities and acceptable to MURANO. In this regard, the Contractor agrees to provide said union with all applicable benefits, as well as to hold MURANO harmless and indemnify it against all responsibilities and obligations assumed by the Contractor under said collective bargaining agreement and as provided by law. The Contractor shall provide MURANO with a copy of the corresponding collective bargaining agreement upon request. The Contractor shall also provide MURANO, whenever applicable, with copies of the corresponding invoices evidencing payment to the Union in question for the hauling of aggregates and/or materials, upon request.

20.9.  No Waivers. The delay or failure of either Party to exercise any of its rights, powers, or privileges under this Agreement, or the partial exercise thereof, shall not constitute a waiver thereof. No extension granted for the performance of any obligation or act shall be deemed an extension for the performance of any other act or obligation.

20.10. Copies. This Contract may be executed in several copies, each of which shall be considered an original for all purposes, and all the copies taken together shall constitute one and the same instrument.

20.11. Stipulation in favor of MURANO. The Parties acknowledge that all rights, actions and indemnities established and granted by the Contractor shall be understood to be granted on the same terms (back to back) to MURANO; who shall be authorized to exercise them directly.

The Parties acknowledge that all payment obligations shall be understood to be assumed by MURANO and made directly to the Contractor. Likewise, they acknowledge that the Work, materials, equipment, and all movable and immovable property attached to the Properties resulting from this Contract shall be the sole property of MURANO, notwithstanding any provision to the contrary in this Contract.

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20.12.Confidentiality and Trade Secrets. The Parties acknowledge as Confidential Information all documents, materials, plans, and other information, whether in writing, physical, or electronic form, relating to this Agreement, and state that they haveWith sufficient security measures to preserve said confidentiality, the Contractor expressly undertakes to adopt all measures necessary to maintain said confidentiality, and not to disclose and/or reveal by any means said Confidential Information, as well as any information that may be obtained in the future by virtue of their contractual relationship.

Likewise, the Parties accept and agree to take the necessary measures to ensure that confidential information is not disclosed or made known to third parties, for up to 5 (five) years from the date of signing this Contract.

In the event of a breach of the obligations assumed in this Clause, the breaching party shall be liable for any damages caused to the other party and shall be subject to any applicable civil, commercial, and criminal penalties. Upon termination of this Agreement, the Parties agree to return all information received by the other party in connection with the Agreement. Furthermore, each party is responsible for the legality and legitimacy of the information it provides to the other party or parties.

Failure to comply with the provisions of this Clause shall be grounds for termination for the non-compliant party.

20.13.Unity. The Parties agree that this Contract, which is entered into, consists of the various clauses agreed upon herein, forming an integral whole, and none of the clauses may be considered or interpreted in isolation or independently, so that at all times the intention of the contracting parties will prevail.

20.14. Survival and Validity. If any term or provision of this Agreement is declared null, illegal, or unenforceable, in whole or in part, by virtue of any law or ruling of a competent authority, such term or provision shall be modified by the Parties in good faith, under mutually satisfactory terms and conditions that replace the null, illegal, or unenforceable provision. Notwithstanding the foregoing, the remaining provisions not declared null shall remain in full force and effect and binding upon the Parties.

20.15 Absence of Vices of Consent. The Parties acknowledge that they have duly reviewed the content and scope of this Contract and its Annexes and that in its execution there is no fraud, bad faith, duress, error or any other vice of consent that may invalidate it.

20.16 Headings. The Parties agree that the headings of the clauses that make up this Contract have been placed solely for identification purposes without limiting or affecting the interpretation of the clauses or encompassing any type of obligation or right, and therefore it is their will that for the purposes of this instrument they have no legal validity.

20.17  Prevention of Money Laundering and Terrorist Financing. If the Contractor falls under any of the circumstances described in Article 17 of the Federal Law for the Prevention and Identification of Operations with Illicitly Obtained Resources, it is obligated at all times to observe and comply with the provisions of said law, its regulations, special rules, and other relevant and applicable provisions regarding the prevention of money laundering.

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The Contractor further declares that the resources comprising its assets, with which it will fulfill the obligations arising from this Contract, do not originate from money laundering, terrorist financing, drug trafficking, illegal fundraising, or any other illicit activity. The Contractor also declares that the resources received in the performance of this Contract will not be used for any of the aforementioned activities. The Contractor undertakes to carry out all necessary actions to ensure that all its partners, administrators, clients, suppliers, employees, etc., and their resources, are not related to or derived from illicit activities, particularly those mentioned above.

The Contractor acknowledges that, where applicable, it must comply in a timely manner with the presentation of the notice indicated in section VI of article 18 of the aforementioned Law in relation to this Contract, releasing from this moment from any responsibility MURANO, and/or any company of the economic group to which they belong with respect to any omission or error contained in the aforementioned notice.

20.18 Personal Data Protection. The Parties agree to comply with the provisions of the current Federal Law on the Protection of Personal Data Held by Private Parties, and therefore guarantee that they will treat as confidential all personal data received or transmitted between them, including the personal data of their employees and/or representatives (“Personal Data”). They also agree to provide data subjects with the corresponding privacy notices and to maintain the necessary security measures—administrative, technical, and physical—to protect personal data against damage, loss, alteration, destruction, unauthorized use, access, or processing. This is to ensure full compliance with the Data Protection Law, its regulations, and any guidelines published by Mexican authorities. The confidentiality obligation will remain in effect even after the termination of the business relationship between the Parties.

20.19 Responsible Construction Manager. The Contractor is obligated to observe the guidelines, recommendations or obligations indicated by the Responsible Construction Manager appointed by MURANO, in the execution of the Work.

20.20  Jurisdiction. For the application and interpretation of this Contract, the Parties expressly agree to submit to the laws in force applicable in Mexico City and to the jurisdiction of the federal courts of Mexico City, and consequently waive any other jurisdiction that may correspond to them due to their present or future domiciles or for any other reason.

20.21    Suspensive Condition.

The full validity, legal existence, and enforceability of each and every obligation assumed by the Parties under this Agreement are expressly subject to the suspensive condition that a Hotel Management Agreement (HMA) be executed and signed in a definitive and binding manner with Mondrian or with the entity designated by said operator as its affiliate or authorized assignee. Until this suspensive condition is met, this Agreement shall not produce any legally binding effects between the Parties, and neither Party shall be obligated to perform the obligations stipulated herein. Should the suspensive condition not be met within the period agreed upon by the Parties, or failing such period, within a reasonable timeframe considering the nature of the project, this Agreement shall be automatically terminated, without any liability for the Parties and without giving rise to any penalty, compensation, or claim of any kind.

TWENTY-FIRST. ELECTRONIC SIGNATURE. This agreement may be signed in one or more signed copies, each of which shall be considered an original, but all of them shall constitute a single agreement. Copies or signatures transmitted electronically shall be, for all purposes, originals. This is in accordance with NOM-151 of the Ministry of Economy, as well as with the provisions of Articles 89 and 89 Bis, both of the Commercial Code. Said signature shall have the same legal effect as if it were a handwritten signature. The parties grant their full consent to be legally bound by the terms of this contract. This Contract is signed in triplicate in Mexico City, on the dayJanuary 1, 2026.

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MULTIVA, SA MULTIPLE BANKING INSTITUTION, ACTING AS FICUCIARIA SOLELY AND EXCLUSIVELY AS FIDUCIARY OF THE ADMINISTRATION TRUST NUMBER CIB/3001	IDEURBAN/CONTRACTOR IDEURBAN TECNOLOGIAS, SA DE CV

María Norma Lucio Landín Legal Representative	Ing. Charles Azar Serur Legal Representative